UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Lumentum Holdings Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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2021

Proxy Statement and Fiscal Annual Report

LUMENTUM

LUMENTUM HOLDINGS INC.

1001 RIDDER PARK DRIVE
SAN JOSE, CALIFORNIA 95131

September 30, 2021

Dear Lumentum Stockholders:

We are pleased and excited to invite you to attend the Annual Meeting of stockholders of Lumentum Holdings Inc. on November 19, 2021 at 8:00 am (Pacific Time), which will be a “virtual meeting” of stockholders, conducted via the Internet.

We recently completed our sixth year as a standalone public company, and we have achieved significant growth over those years. By focusing on developing the most innovative products and technology ahead of our competition, we have positioned ourselves as a technology leader in our markets and indispensable to our customers. This technology leadership strategy has allowed us to grow revenue and profit every year since our spin-off. Fiscal 2021 net revenue of $1.74 billion was a new high and was more than double fiscal 2015 revenue. In fiscal 2021, GAAP earnings per share grew to $5.07, GAAP gross margin grew to 44.9%, and GAAP operating margin grew to 30.2%. Non-GAAP earnings per share at $5.84 in fiscal 2021 was more than seven times that of fiscal 2015, resulting in a six-year compound annual growth rate of 40%. For the first time, full year non-GAAP gross margin exceeded 50%, and non-GAAP operating margin expanded to more than 30%.

During the past year, we have added to, or extended, our market and technology leadership positions in each of our markets by introducing many highly differentiated new products and winning new design-ins with market leading customers. We believe we are well positioned in global markets that increasingly rely on our photonics products and technologies and benefit from durable long-term growth drivers. Continued strong growth in the volume of data flowing through the world’s optical networks and data centers drives increasing need for our communications products. The market for our products used in 3D sensing will continue to expand in the coming years as 3D sensing enables a broad range of computer vision applications which improve security and safety, as well as other new functionality, including virtual and augmented reality. Our 3D sensing lasers have found initial high-volume use in consumer electronics applications, but we believe their use will broaden into other applications, such as automobile safety and control systems over time. Higher required levels of precision, new materials, and factory and energy efficiency needs are causing manufacturers around the world to increasingly turn to laser-based approaches and to the types of industrial lasers we supply. We are focused on creating value for all of our stakeholders and are committed to the highest standards of social, ethical, and environmental conduct and responsibility. This includes promoting safe, inclusive workplaces free from discrimination and harassment. We encourage our employees to engage and make meaningful contributions to society and our local communities.

Our results and accomplishments to date both underscore the significant progress we have made towards our strategic goals and position us well for further revenue and margin growth in the future. These accomplishments, along with the growth catalysts we see across each of our major product lines, make it is a very exciting time at Lumentum for all of our stakeholders, and we believe the future is even brighter than when we spun-off six years ago. At Lumentum, we are releasing the power of light to create a brighter future.

Our virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2021 where you will be able to listen to the meeting live, submit questions and vote online. Details regarding how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules.

Your vote is important and we hope you will vote as soon as possible, regardless of whether you plan to attend the meeting. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

Thank you for your ongoing support of and interest in Lumentum.

Sincerely,

Alan S. Lowe	Penelope A. Herscher
President and Chief Executive Officer	Chair

1

LUMENTUM HOLDINGS INC.

1001 RIDDER PARK DRIVE
SAN JOSE, CALIFORNIA 95131

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

How to Vote

Via Internet http://www.proxyvote.com

Via Phone 1-800-690-6903

Via Mail

In Person

To Be Held at 8:00 am Pacific Time on Friday, November 19, 2021

Dear Stockholders of Lumentum Holdings Inc.:

The 2021 Annual Meeting of stockholders (the “Annual Meeting”) of Lumentum Holdings Inc., a Delaware corporation, will be held virtually on Friday, November 19, 2021, at 8:00 am Pacific Time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2021, where you will be able to listen to the meeting live, submit questions and vote online. We are holding the meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	The election of eight directors, to serve until our 2022 Annual Meeting of stockholders and until their successors are duly elected and qualified;
2.	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
3.	The approval of the Amended and Restated 2015 Equity Incentive Plan; and
4.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 2, 2022.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on September 21, 2021 as the record date for the Annual Meeting. Only stockholders of record on September 21, 2021 are entitled to notice of and to vote at the virtual Annual Meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please cast your vote as soon as possible by Internet or telephone. If you received a paper copy of the proxy materials by mail, you may submit your proxy card in the postage-prepaid envelope provided. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. If you attend the virtual Annual Meeting, you may revoke your proxy and vote via the virtual meeting website. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your account manager to vote your shares.

We thank you for your support and we hope you are able to attend our virtual Annual Meeting.

By order of the Board of Directors,

Alan S. Lowe
President and Chief Executive Officer
San Jose, California
September 30, 2021

2	2021 Proxy Statement

2	Notice of Annual Meeting of Stockholders
4	Proxy Summary
8	Proxy Statement for 2021 Annual Meeting of Stockholders
	8	Internet Availability of Proxy Materials
	8	General Information about the Annual Meeting
13	Corporate Governance
	13	Director Independence
	13	Board Leadership Structure
	13	Board Committees and Meetings
	16	Corporate Social Responsibility (CSR)
19	Proposal No. 1 Election of Directors
	19	Director Nominees
	23	Director Compensation
25	Proposal No. 2 Advisory Vote to Approve Compensation of Our Named Executive Officers
26	Proposal No. 3 Approval of the Amended and Restated 2015 Equity Incentive Plan
	26	Reasons for Voting for this Proposal
	28	Summary of the 2015 Equity Incentive Plan, as Amended and Restated
	32	Section 409A
	33	Tax Effects for the Company
	33	Summary
	33	Number of Awards Granted to Employees and Non-Employee Directors
34	Proposal No. 4 Ratification of Appointment of Independent Registered Public Accounting Firm
	34	Fees Paid to the Independent Registered Public Accounting Firm
	34	Auditor Independence
	35	Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
36	Report of the Audit Committee
37	Executive Officers
38	Compensation Discussion and Analysis
	38	Fiscal 2021 Business Performance
	39	Executive Compensation Highlights
	39	2021 Say on Pay Vote and Shareholder Outreach
	41	Elements of Our Fiscal 2021 Compensation Program
	41	Compensation Decision Processes
	42	Peer Group
	43	Annual Cash Incentive
	45	Equity Incentive Awards
	47	Stock Ownership Guidelines
	48	Summary Compensation Table
	49	2021 Grants of Plan-Based Awards Table
	50	Outstanding Equity Awards at Fiscal Year-End Table
	51	Stock Vested in 2021
	51	CEO Pay Ratio
	52	Employment Agreement with Mr. Lowe
	54	Potential Payments upon a Termination or Change in Control
56	Security Ownership of Certain Beneficial Owners and Management
57	Related Person Transactions
	57	Other Relationships and Related Persons Transactions
	57	Policies and Procedures for Related Party Transactions
58	Other Matters
	58	Note About Forward-Looking Statements
	58	Fiscal 2021 Annual Report and SEC Filings
59	Appendix A
	59	Reconciliation of GAAP and Non-GAAP Financial Measures
60	Appendix B
	60	2015 Equity Incentive Plan

3

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSAL NO. 1 Election of Directors
You are being asked to elect eight directors. Each of the director nominees is standing for election for a one-year term ending at the next annual meeting of stockholders in 2022.	Your Board of Directors recommends that you vote “FOR” the election of each of the eight nominees.
See page 19

Director Nominees

			Director Since	Committees			Other Current Public Company Boards
Name and Position	Independent	Age		Audit	Compensation	Governance
Harold L. Covert Director Chief Financial Officer Imagine Communications	✓	74	2015				None
Isaac H. Harris Director Vice President, Global Supply Chain Operations ZT Systems	✓	55	2021				None
Penelope A. Herscher Board Chair	✓	61	2015				Faurecia SA
Julia S. Johnson Director Vice President Product Management, Zebra Technologies	✓	55	2017				Superconductor Technologies Inc.
Brian J. Lillie Director Chief Product and Technology Officer Zayo Group Holdings	✓	57	2015				None
Alan S. Lowe Director President and CEO, Lumentum		59	2015				None
Ian S. Small Director Chief Executive Officer Evernote Corporation	✓	57	2018				None
Janet S. Wong Director	✓	63	2020				Enviva Partners, LP, Allegiance Bancshares, Inc., Lucid Group, Inc.

Member	Chair

4	2021 Proxy Statement

PROXY SUMMARY

Director Nominee Snapshot

Independence	Directors’ Gender	Directors’ Age

	Penny Herscher	Hal Covert	Isaac Harris	Brian Lillie	Julie Johnson	Ian Small	Alan Lowe	Janet Wong
Skills/Competencies
Industry Experience (Consumer/OpComms/Lasers)	✓	✓	✓	✓	✓	✓	✓	✓
Innovation/Technology	✓	✓	✓	✓	✓	✓	✓	✓
Business Development/M&A Experience/ M&A Integration	✓	✓	✓	✓	✓	✓	✓	✓
Executive Leadership Experience	✓	✓	✓	✓	✓	✓	✓
Global Experience	✓	✓	✓	✓	✓	✓	✓	✓
Professional Experience
Accounting/Finance		✓						✓
Engineering/R&D	✓			✓	✓	✓	✓	✓
Cybersecurity/IT		✓		✓
Manufacturing/Operations		✓	✓		✓		✓	✓
Marketing/Sales	✓			✓	✓		✓
Compliance/Risk Management		✓	✓					✓
Personal Demographics and Corporate Governance
Tenure (years)	6	6	1	6	4	3	6	1
Age	61	74	55	57	55	57	59	63
Diversity (Gender/Race/Ethnicity/National Origin)	Female Caucasian	Male Caucasian	Male African American	Male Caucasian	Female Caucasian	Male Caucasian	Male Caucasian	Female Asian
Other Public Company Boards currently serving on	1	0	0	0	1	0	0	3

Corporate Governance Highlights

The board of directors and management of Lumentum believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Solid corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the board.

Corporate Governance Highlights
●	Majority voting for directors
●	Annual election of all directors
●	Independent Chair of the board
●	Independent Directors meet regularly without management present
●	Audit, Compensation and Governance committees composed entirely of independent directors
●	Engaged board; each director attended at least 95% of the aggregate of all meetings of the board of directors and any committees on which he or she served during fiscal 2021
●	Significant share ownership guidelines for all executive officers and directors
●	50% of board members self-identify as female or members of an underpresented community

5

PROXY SUMMARY

PROPOSAL NO. 2 Non-binding Advisory Vote to Approve Executive Compensation
The board is asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement.	Your Board of Directors recommends that you vote “FOR” this proposal.
See page 25

Executive Compensation Highlights

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we believe executives with higher levels of responsibility and a greater ability to influence Lumentum’s results should receive a greater percentage of their compensation as performance-based compensation. In fiscal 2021, we compensated our named executive officers using the following elements for total target direct compensation:

Element and CEO % of Total Target Direct Compensation	Description and Metrics
Base Salary	Fixed cash compensation to attract and retain highly-qualified executive talent.
Annual Cash Incentive
Performance-based cash compensation to incentivize and reward achievement of near-term financial and business results. Performance measured:
●Operating income multiplied by a strategic modifier
●Full-year revenue

Equity Incentives	Performance Stock Units (PSUs)

●1/3 of PSUs vesting at the end of three years based on the achievement of fiscal 2021/2022/2023 EPS goals and a cumulative EPS goal for fiscal 2021 through 2023
●2/3 of PSUs vesting over three years based on the achievement of fiscal 2021 strategic and corporate social responsibility metrics and gross margin goals

Restricted Stock Units (RSUs)
●RSUs vesting over three years based on continued service

6	2021 Proxy Statement

PROXY SUMMARY

Robust Pay Governance Practices

We seek to adhere to best practices for compensation governance purposes. These provisions protect our stockholders’ interests, as follows:

What We Do

●Pay for Performance: 50% of our CEO’s and 48% of our other NEOs’ fiscal 2021 total target direct compensation was subject to Lumentum’s financial or market performance
●Emphasize Long-Term Company Performance: On average,
●Approximately 38% of each NEO’s total target direct compensation in fiscal 2021 was in the form of PSUs; and 33% of those PSUs vest after three years
●Of the RSUs and PSUs granted to our NEOs in fiscal 2021, approximately 17% vests at the end of three years, and, in the case of PSUs, only to the extent of achievement of the applicable performance condition
●Maintain Stock Ownership Guidelines of 5x salary for our CEO and 2x for other NEOs
●Maintain a Clawback Policy that provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct
●Require “Double-Trigger” for equity acceleration in connection with a change in control
●Maintain an independent compensation committee
●Engage an independent compensation advisor
●Conduct an annual risk review of our compensation programs
What We Don’t Do ●No excessive perquisites awarded to executive officers ●No tax gross-ups upon a change in control ●No hedging or pledging of Lumentum securities by employees or directors

PROPOSAL NO. 3 Approval of the Amended and Restated 2015 Equity Incentive Plan
The board is asking stockholders to approve the Amended and Restated 2015 Equity Incentive Plan (i) to increase the number of shares of our Common Stock reserved for issuance by an additional 3,000,000 shares and (ii) make certain other changes to reflect changes in the law and/or good corporate governance practices.	Your Board of Directors recommends that you vote “FOR” this proposal.
See page 26

PROPOSAL NO. 4 Ratification of the Audit Committee’s Appointment of the Independent Registered Public Accounting Firm
The board is asking stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 2, 2022.	Your Board of Directors recommends that you vote “FOR” this proposal.
See page 34

7

PROXY SUMMARY

LUMENTUM HOLDINGS INC.

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually at 8:00 am Pacific Time on Friday, November 19, 2021

The accompanying proxy is solicited on behalf of the board of directors of Lumentum Holdings Inc. (“Lumentum”, “we”, “us” or the “Company”) for use at the Lumentum 2021 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually on Friday, November 19, 2021 at 8:00 am (Pacific Time), and any adjournment or postponement of the Annual Meeting. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2021, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about September 30, 2021. Lumentum’s annual report on Form 10-K for the fiscal year ended July 3, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 30, 2021 (“Annual Report”), will be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

Internet Availability of Proxy Materials

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this process makes the proxy distribution process more efficient and less costly and helps conserve natural resources.

General Information about the Annual Meeting

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

You will be voting on:

●	the election of eight directors, to serve until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified;
●	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
●	the approval of the Amended and Restated 2015 Equity Incentive Plan;
●	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 2, 2022; and
●	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of each director nominee named in this Proxy Statement;
●	“FOR” the approval of a non-binding, advisory vote on the compensation of our named executive officers;
●	“FOR” the approval of the Amended and Restated 2015 Equity Incentive Plan; and
●	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending July 2, 2022.

8	2021 Proxy Statement

PROXY SUMMARY

Who is entitled to vote?

Holders of our common stock as of the close of business on September 21, 2021, the record date, may vote at the Annual Meeting. As of the record date, there were 72,546,612 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, on the record date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held on your behalf in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares held in street name. Accordingly, the Notice of Internet Availability, Proxy Statement and any accompanying documents have been provided to your broker or nominee, who in turn provided the materials to you. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by using the voting instruction card or by following their instructions for voting on the Internet or by telephone.

How many votes are needed for approval of each proposal?

●	Proposal No. 1: Each director must be elected by the affirmative vote of a majority of the votes cast with respect to that director. This means that, to be elected, the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast for or against such director’s election.
●	Proposal No. 2: The approval of the non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.
●	Proposal No. 3: The approval of the Amended and Restated 2015 Equity Incentive Plan to (i) increase the number of shares of our Common Stock reserved for issuance under the plan by an additional 3,000,000 shares and (ii) make certain other changes to reflect changes in the law and/or good corporate governance practices requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote. This vote will also constitute approval under the Nasdaq Listing Rules.
●	Proposal No. 4: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	via the virtual meeting website – any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LITE2021, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 8:00 am (Pacific Time) on Friday, November 19, 2021. Please have your 16-digit control number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;
●	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on November 18, 2021 (have your proxy card in hand when you visit the website);
●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call); or
●	by completing and mailing your proxy card (if you received printed proxy materials).

Proxy cards submitted by mail must be received by November 18, 2021 to be voted at the Annual Meeting. Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on November 18, 2021. Submitting your proxy, whether via Internet, by telephone or by mail, will not affect your right to vote via the virtual meeting website should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this proxy.

9

PROXY SUMMARY

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;
●	returning a later-dated proxy card; or
●	delivering to the Secretary of Lumentum Holdings Inc., by any means, a written notice stating that the proxy is revoked.

Additionally, you can change your vote or revoke your proxy by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

How can I attend the Annual Meeting?

You are entitled to participate in the Annual Meeting if you were a holder of Lumentum shares as of the record date of September 21, 2021. You will be able to attend online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LITE2021. You also will be able to vote your shares electronically at the Annual Meeting. To participate, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied the proxy materials.

Beginning 30 minutes prior to the start of and during the online Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the audio webcast of the meeting. If you encounter technical difficulties accessing the audio webcast, please call our support team at 800-586-1548 (US) or 303-562-9288 (International).

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Alan Lowe, Wajid Ali and Judy Hamel have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail or e-mail. Instructions on how to access the proxy materials over the Internet or to request a paper or e-mail copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP. Your broker will not have discretion to vote on the election of directors, the approval of the non-binding, advisory vote on the compensation of our named executive officers or the approval of the Amended and Restated 2015 Equity Incentive Plan, each of which are “non-routine” matters, absent direction from you.

10	2021 Proxy Statement

PROXY SUMMARY

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials, such stockholder may contact our Investor Relations at 1(408) 546-5483 or by mail at the following address:

Lumentum Holdings Inc.
Attention: Investor Relations
1001 Ridder Park Dr.
San Jose, California 95131

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 Annual Meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than June 2, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Lumentum Holdings Inc.
Attention: Secretary
1001 Ridder Park Dr.
San Jose, California 95131

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2022 Annual Meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than August 21, 2022; and
●	not later than the close of business on September 20, 2022.

11

PROXY SUMMARY

In the event that we hold our 2022 Annual Meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the 2021 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

●	the 90th day prior to such annual meeting; or
●	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation and Nomination of Director Candidates

You may propose director candidates for consideration by our Governance Committee. Any such recommendations should include the candidate’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Governance Committee.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

12	2021 Proxy Statement

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors. As of September 21, 2021, our board of directors consisted of eight (8) members, seven of whom qualified as “independent” under the NASDAQ listing standards.

Director Independence

Our board of directors has determined that the following directors are independent under the NASDAQ listing standards: Harold L. Covert, Penelope A. Herscher, Isaac H. Harris, Julia S. Johnson, Brian J. Lillie, Ian S. Small and Janet S. Wong.

Board Leadership Structure

Our board of directors has determined that it is in the best interests of the Company to maintain the board chair and chief executive officer positions separately. Ms. Herscher, an outside, independent director, serves as our board chair. The board believes that having an outside, independent director serve as chair is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the board of director’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the board. Moreover, we believe an independent chair can more effectively lead the board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate board governance processes.

Board Committees and Meetings

During fiscal 2021, the board of directors held 29 meetings. The board of directors has three committees: an Audit Committee, a Compensation Committee, and a Governance Committee. The members of the committees during fiscal 2021 are identified below.

Each director attended at least 95% of the aggregate of all meetings of the board of directors and any committees on which he or she served during fiscal 2021 after becoming a member of the board of directors or after being appointed to a particular committee. The Company encourages, but does not require, the members of its board of directors to attend the Annual Meeting. All members of our board of directors who were directors at the time attended our 2020 Annual Meeting.

Audit Committee
MEMBERS: Harold L. Covert (Chair) Julia S. Johnson Janet S. Wong* MEETINGS: 9 *Ms. Wong joined the Audit Committee in November 2020.

The Audit Committee is responsible for the appointment, qualification and oversight of the independent auditor, including the determination of the auditor's independence, as well as for assisting the full board of directors in fulfilling its oversight responsibilities relative to:

●the Company’s financial statements;
●financial reporting practices;
●systems of internal accounting and financial control;
●internal audit function;
●annual independent audits of the Company’s financial statements; and
●such legal and ethics programs as may be established from time to time by management and the board of directors.

The board has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and the Nasdaq listing rules. The board of directors has further determined that Harold L. Covert and Janet S. Wong are each an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the Audit Committee charter can be viewed at the Company’s website at www.lumentum.com.

13

CORPORATE GOVERNANCE

Compensation Committee
MEMBERS: Brian J. Lillie (Chair) Isaac H. Harris* Ian S. Small MEETINGS: 8 *Mr. Harris joined the Compensation Committee in June 2021

The Compensation Committee is responsible for:

●ensuring that the Company adopts and maintains responsible and competitive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders;
●the administration of the Company’s employee stock purchase plan and equity incentive plans;
●reviewing the Compensation Discussion and Analysis section contained in our Proxy Statement and preparing the Compensation Committee Report for inclusion in our Proxy Statement; and
●reviewing and considering the results of any advisory stockholder votes on executive compensation.

The board has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable rules and regulations of the SEC and the Nasdaq listing rules. Each member of the Compensation Committee is a non-employee director under Rule 16b-3 promulgated under the Exchange Act. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.lumentum.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the section entitled “Compensation Discussion and Analysis – Compensation Decision Processes.”

Governance Committee
MEMBERS: Penelope A. Herscher (Chair) Brian J. Lillie Julia S. Johnson MEETINGS: 5	The Governance Committee: ●serves as our nominating committee; ●oversees our corporate governance practices; and ●recommends to the board of directors the adoption of governance programs.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.lumentum.com. All members of the Governance Committee are “independent” as that term is defined in the applicable Nasdaq listing rules.

Considerations in Evaluating Director Nominees

In identifying and reviewing potential candidates for the board of directors, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, diversity, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas pertinent to the Company’s long term business and strategic objectives. The Governance Committee intends to continue to evaluate candidates for election to the board of directors on the basis of the foregoing criteria. While we do not have a formal written policy regarding consideration of diversity in identifying candidates, as discussed above, diversity is one of the numerous criteria that the Governance Committee considers when reviewing potential candidates. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

From time to time the Governance Committee has engaged a third-party search firm to assist in identifying and reviewing candidates for membership on our board of directors.

14	2021 Proxy Statement

CORPORATE GOVERNANCE

Stockholder Recommendations and Nominations to the Board of Directors

As provided in our amended and restated bylaws and the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. Stockholders may also recommend candidates to the Governance Committee for potential nomination. The Governance Committee will consider and make recommendations to the board of directors regarding any stockholder recommendations for candidates to serve on the board of directors. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Corporate Secretary at Lumentum Holdings Inc., 1001 Ridder Park Drive, San Jose, California 95131. Such writing must provide the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the recommending stockholder’s ownership of Company stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. In addition, pursuant to our amended and restated bylaws, stockholders may nominate candidates for the board. Our amended and restated bylaws specify in greater detail the requirements as to the timing, form and content of the stockholder’s notice of nomination. Such nominations must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting for such meeting. The nominating stockholder must also provide the information specified in our amended and restated bylaws. We recommend that any stockholder wishing to nominate a director review a copy of our amended and restated bylaws, which may be obtained by accessing our public filings on the SEC’s website at www.sec.gov.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company or has had any relationship requiring disclosure under Item 404 of Regulation S-K during the last fiscal year. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Lumentum Holdings Inc., 1001 Ridder Park Drive, San Jose, California 95131. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct is posted on the Investors page under the Corporate Governance portion of our website at www.lumentum.com. We will post amendments to our Code of Business Conduct and waivers of our Code of Business Conduct for directors and executive officers on the same website.

15

CORPORATE GOVERNANCE

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our chief executive officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as such other items as they deem appropriate. We periodically assess the material risks of the Company to ensure that changes in the risk environment and related risk management is proactive.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as regulatory risk, liquidity risk and cybersecurity risk. Our Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance, as well as oversight of our Corporate Social Responsibility efforts. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in fiscal 2021, a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Semler Brossy, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with our management team in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of our compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Semler Brossy. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Corporate Social Responsibility (CSR)

We aim to illuminate the path forward to a more sustainable future. We recognize that our actions affect the people and communities where we live and work. We take our responsibility to the global community seriously, and to live up to that responsibility, we have built our corporate social responsibility (CSR) program upon three pillars:

Planet: Lighter Impact

●	Lighten our environmental footprint by reducing our energy consumption, greenhouse gas emissions, water consumption, and waste generation.

People: Positive Impact

●	Develop our employees to succeed while creating a diverse and inclusive culture that values differences and inspires creativity.
●	Operate to the highest social, ethical, and safety standards within our facilities and propagating that model across our value chain.
●	Contribute to the communities in which we live and operate.

Innovation: Breakthrough Impact

●	Push the boundaries to design products and processes that deliver value and delight our customers.
●	Continuously improve our products and processes to create the safest and most efficient products with the highest standards.

We published our inaugural CSR Report covering fiscal 2021 activities aligned to these pillars. A copy of the CSR Report can be viewed at the Company’s website at www.lumentum.com.

16	2021 Proxy Statement

CORPORATE GOVERNANCE

Impact on Climate

The environmental impact of organizations and their responsibility to manage their contributions to climate change have become clear priorities for our stakeholders. In addition, we recognize the risk that climate change has on our business in the short, medium, and long term and have begun to incorporate climate change mitigation into our business objectives and strategy. To monitor and manage our contributions to climate change, we have responded to CDP’s Climate Change Questionnaire every year since 2017. CDP’s alignment to the recommendations from the Task Force for Climate-related Financial Disclosures (TCFD) help us refine our governance structure and consider the risks and opportunities associated with climate change. At Lumentum, we recognize the climate change the world is facing and believe we have a responsibility to act.

Therefore, we are proud of our commitment to achieve a net zero Scope 1 and 2 emissions target by 2030. In fiscal 2021, we began procuring 100% renewable electricity to power our headquarters in San Jose, California, USA, a new R&D facility in Milan, Italy, and a manufacturing facility in Škofljica, Slovenia.

As part of our commitment to a sustainable future, we set several ambitious goals in the beginning of fiscal 2021:

●	Net zero emissions from our global operations (Scope 1 and 2) by 2030
	–	Achieved 5% reduction in greenhouse gas emissions from fiscal 2020 to fiscal 2021
●	Use 100% renewable electricity at our corporate headquarters by 2023
	–	Achieved in fiscal 2021
●	Reduce our absolute energy consumption by 5% at all global R&D sites by 2023
	–	Achieved in fiscal 2021
●	Reduce our emissions from air travel by 20% annually
	–	In fiscal 2021, air travel was restricted due to COVID-19 resulting in 0 emissions
●	Reduce our annual water withdrawal by 5% by 2023.
	–	16% increase in water withdrawal from fiscal 2020 to fiscal 2021

Human Rights

Lumentum is committed to uphold the human rights of workers and to treat each of them with dignity and respect. Lumentum enforces several policies to protect the rights of its workers. However, we acknowledge our primary human rights risk exists in our supply chain, and we expect all suppliers to apply the same level of protection to workers’ rights. We prohibit the use or support of any form of child labor, forced labor or human trafficking at Lumentum and at our suppliers. This requirement is embedded in our Corporate Social Responsibility Policy, Code of Business Conduct, Supplier Code of Conduct and through our commitment to the Responsible Labor Initiative (RLI). In addition, we ensure there is transparency in our own business and in our approach to tackling modern slavery throughout our supply chain, consistent with obligations under the UK Modern Slavery Act (MSA 2015) and the California Transparency in Supply Chains Act (SB 657).

Lumentum understands the risks of forced labor and has implemented practices to ensure it does not exist in our operations as well as being prohibited in our supply chain. Lumentum pays all fees associated with recruitment and ongoing employment, and prohibits suppliers, including subcontractors and recruitment agencies, from charging workers any fees or deposits for employment. This applies to all types of workers, including migrant, temporary or subcontracted. All Lumentum sites require official government identity documents to verify age and right to work. Identity documents are used for verification purposes only and retained by the employee. Employment is at-will, and each employee is provided an employment agreement with clearly defined terms and conditions. Suppliers are expected to follow these same requirements.

Lumentum does not tolerate harassment, intimidation, or discrimination of any kind, which is clearly stated in our Code of Business Conduct and Supplier Code of Conduct. As an equal opportunity employer, Lumentum is committed to providing a workplace free of harassment, discrimination, and retaliation, as well as disrespectful, abusive, or unprofessional conduct.

Talent Management

The performance of Lumentum relies upon the strength of our team. Consequently, our ability to recruit and retain the services of executive, engineering, sales and marketing, and support personnel is of critical importance. Highly qualified individuals – in particular, engineers in specialized technical areas and salespeople specializing in the service provider, enterprise, and commercial laser markets are in high demand, and competition for such individuals is intense. Therefore, we understand the importance of creating an attractive work environment for our employees and managing our brand in the job market.

17

CORPORATE GOVERNANCE

Diversity, Inclusion and Belonging

We come from all corners of the globe with people of diverse cultures and perspectives. We share the same goals and vision for our Company and are unified in our commitment to live our Guiding Principles: Innovate, Engage, Deliver, Excel, and Win. We celebrate our diversity of thought, and our differences help drive our innovative culture. Our differences make us stronger, more creative, and capable of delivering better results.

We have identified a maturity model and vision of progression for the Diversity, Inclusion, and Belonging (DIB) program at Lumentum. By fostering a more inclusive culture, our talent pool will become larger, and our competitive advantages will become greater. Our desire is to integrate and embed DIB into our daily activities.

We review our DIB initiatives with our Nominating and Governance Committee at least quarterly. Progress towards our multi-year DIB strategy for sustainable cultural change is measured quarterly for support and accountability by our Compensation Committee. Our DIB Council, formed in 2019, aligns our diversity goals and objectives with our wider company goals and objectives. The council is co-chaired by our Chief Executive Officer and our Vice President of Talent and Chief Diversity Officer, with representation by all business units and functions.

To bring employees together, we launched employee-led employee resource groups (ERGs) for early career hires, women, Latinx and Hispanic employees, Black employees, and Asian American and Pacific Islander employees, with plans to expand to other employee groups. These ERGs provide a safe space for conversation and help us address company-wide challenges and communicate with senior leaders across the organization.

We set annual goals to increase the representation of several traditionally underrepresented populations in our organization. These DIB goals are taken into consideration in performance evaluations, including for executives and management. See our fiscal 2021 DIB goals below:

FY21 DIB Goal	FY21 Target	FY21 Outcome	Context
Increase the percentage of women in senior leadership positions	21%	20.7%	We increased the proportion of women in senior leadership roles to 20.7%, just below our 21% goal. We have increased the number of women globally to 50% of our population and females hold 28% of our people management roles.
Increase the percentage of early career new hires	33%	48%	We exceeded our early career hire goals with 48% of our new employees being within the first 5 years of their career.
Increase the percentage of Black/African American new hires (U.S. only)	10%	10.2%	We achieved our goal for Black/African American representation of new hires and understand this is an important step in fostering a more diverse workforce.
Increase the percentage of Latinx/Hispanics new hires (U.S. only)	10%	4.6%	In FY21, our Latinx/Hispanic representation of new hires was under our 10% goal. Looking ahead, we believe our university relations program, increased diverse partnerships, and further development of our ERGs will continue to strengthen our reach to a diverse candidate pool. These efforts support our desire to foster a culture of inclusiveness and a sense of belonging for all employees, improving our desirability as an employer.
Less than a 2% gender pay gap, globally	< 2%	<2%	We are proud to have achieved our goal and understand it takes regular monitoring to ensure we remain equitable in our compensation.
Less than a 2% pay gap for underrepresented minorities (U.S. only)	< 2%	< 2%

In addition, to progress towards these goals we introduced initiatives including unconscious bias training focusing on three areas of the candidate and employee experience: attraction, development, and retention. We expanded our university relations program and partnerships to engage with the National Society of Black Engineers (NSBE), the Society of Women Engineers (SWE), and the Society of Hispanic Professional Engineers (SHPE). We also introduced a partnership with fourteen universities, of which four are Historically Black Colleges or Universities (HBCUs), to provide internship opportunities with a $10,000 scholarship awarded at the successful completion of the internship.

We also participate in external initiatives to drive DIB in the San Francisco Bay Area. We are a member of , and our CEO is on the board of, the Silicon Valley Leadership Group supporting three key areas: the Racial Equity Task Force to increase the representation of underrepresented minorities in the Bay Area through their 25x25 initiative, the Education committee to increase partnership with California Community Colleges, and the Housing Committee in support of affordable housing for Bay Area residents.

16	2021 Proxy Statement

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Eight (8) directors have been nominated by our board of directors for election at the Annual Meeting, each to serve a one-year term until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently members of the board of directors. Mr. Harris is standing for election by stockholders for the first time and was recommended for nomination by the Governance Committee and board of directors. All of the director nominees are independent under the Nasdaq listing rules except for Mr. Lowe.

We have no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

Director Nominees

The Governance Committee selects nominees from a broad base of potential candidates and seeks qualified candidates with diverse backgrounds and experience, who possess the highest ethical and professional character and will exercise sound business judgment. The Governance Committee seeks people who are accomplished in their respective fields and have superior credentials. A candidate must have an employment and professional record which demonstrates, in the Governance Committee’s judgement, that the candidate has sufficient and relevant experience and background, taking into account positions held, and industries, markets and geographical locations served.

Our Governance Committee and our board of directors have evaluated each of the director nominees. Based on this evaluation, the Governance Committee and the board of directors have concluded that it is in the best interest of Lumentum and its stockholders for each of the proposed director nominees listed below to continue to serve as a director of Lumentum. The nominee’s individual biographies below contain information about their experience, qualifications and skills that led our board of directors to nominate them.

Harold L. Covert, 74	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Audit (Chair)

QUALIFICATIONS

●Significant experience and service in leadership roles in finance and accounting
●In-depth financial knowledge obtained through service as chief financial officer of several publicly traded technology companies
●Valuable insight and experience from serving on the board of public companies

EXPERIENCE:

Mr. Covert is currently the chief financial officer of Imagine Communications, an enterprise software company, a position he has held since August 2019. Mr. Covert was previously the chief financial officer of Harmonic Inc., a provider of video delivery infrastructure solutions, until he resigned in June 2017. From 2014 to 2015, Mr. Covert was an independent business consultant, and from 2011 to 2014, he served as executive vice president and chief financial officer of Lumos Networks Corporation, a fiber-based service provider. From 2010 to 2011, Mr. Covert was an independent business consultant. From 2007 to 2010, Mr. Covert was president, chief financial officer and chief operating officer of Silicon Image, Inc., a provider of semiconductors for storage, distribution and presentation of high-definition content. Mr. Covert holds a Bachelor of Science degree in Business Administration from Lake Erie College and a Masters degree in Business Administration from Cleveland State University and is also a Certified Public Accountant and Chartered Global Management Accountant.

19

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Penelope A. Herscher, 61	DIRECTOR SINCE: August 2015
BOARD CHAIR COMMITTEE MEMBERSHIP: Governance (Chair)

QUALIFICATIONS

●Experience as chief executive officer of several technology companies
●Extensive marketing and technical background
●Valuable insight and experience from serving on the board and committees of public companies

EXPERIENCE:

Penelope Herscher serves as a member of the board of directors of Faurecia SA, an automotive parts manufacturer, and on the board of Delphix Corp., a data analytics company, and Modern Health, a health benefits company, both private companies. Ms. Herscher previously served as a member of the board of directors of Verint Systems Inc., a software analytics company, from 2017 to 2021, PROS Holdings Inc., a SaaS company, from January 2018 to June 2021, Rambus, Inc. from 2006 to 2018 and Viavi from 2008 until Lumentum’s separation from Viavi in 2015. From 2004 to 2015, Ms. Herscher held the position of president and chief executive officer at FirstRain, an enterprise software company, and from 2002 to 2003, she held the position of executive vice president and chief marketing officer of Cadence Design Systems, Inc. an electronic design automation software company. From 1996 to 2002, Ms. Herscher was president and chief executive officer of Simplex Solutions, taking the company public in 2001, prior to its acquisition by Cadence in 2002. Ms. Herscher holds a BA Hons and an MA in Mathematics from Cambridge University in England.

Isaac H. Harris, 55	DIRECTOR SINCE: June 2021
COMMITTEE MEMBERSHIP: Compensation* *Mr. Harris joined the Compensation Committee in June 2021	QUALIFICATIONS ●Strong leadership and business experience in supply chain and operations ●Significant business experience internationally ●Extensive experience implementing DIB initiatives

EXPERIENCE:

Isaac (“Ike”) Harris is the Corporate Vice President, Global Supply Chain Operations for ZT Systems, a leading provider of innovative compute and storage solutions for hyperscale data centers, a position he has held since April 2020. From October 2011 to March 2020, he held several senior leadership positions at Cisco Systems, a provider of technologies that power the internet, most recently as Vice President, Supply Chain Operations. Previously, Mr. Harris held several senior leadership roles at HP Inc., a provider of technology hardware, including as Vice President, Supply Chain for Notebook Global Business Unit. As a passionate advocate for diversity, inclusion, and equality in the workplace, Mr. Harris has made a career of creating opportunities and making positive change. He is an active member of the Executive Leadership Council and has previously served on Howard University’s Business School Advisory Board. Additionally, he was recognized by Savoy Magazine as one of the Most Influential Black Executives in Corporate America in 2020. Mr. Harris holds a Master’s of Business Administration degree from the University of Chicago Booth School of Business, a Master’s of Business Administration degree from the Katholieke Universiteit Leuven (Belgium) School of Applied Economic Sciences, and a Bachelor’s of Business Administration degree in Finance from Loyola University Chicago.

20	2021 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Julia S. Johnson, 55	DIRECTOR SINCE: November 2017
COMMITTEE MEMBERSHIP: Audit; Governance

QUALIFICATIONS

●Strong leadership and business experience in operations, product development and technology
●Significant international experience in consumer products for the technology industry
●Strong technical background
●Selected as one of “Crain’s 2020 Notable Women of STEM”

EXPERIENCE:

With 30 years of product management, product development, operations, and technology experience, Ms. Johnson is currently leading product management for Zebra Technologies Mobile Computing, a global leader in enterprise-level data capture and automatic identification solutions providing businesses with operational visibility, a position she has held since August 2019. Previously, Ms. Johnson was senior vice president of product management & marketing at Verifone, a global provider of technology that enables electronic payment transactions, a position she has held from March 2017 to October 2018. Prior to Verifone, Ms. Johnson was corporate vice president of product management at Lenovo, a Chinese multinational technology company selling personal computers, tablet computers, smartphones, and other hardware, from 2014 to 2016. Before Lenovo, Ms. Johnson was corporate vice president of product management at Google from 2012 to 2014, and prior to Google was vice president of product management at Motorola, a global telecommunications company. She also serves on the board of Superconductor Technologies, Inc., a developer of superconducting materials and manufacturing processes. Ms. Johnson earned an M.S. in Business Management at M.I.T.’s Sloan School, an M.S. in Materials Science and Engineering from M.I.T., and an A.B. in Math/Physics from Albion College.

Brian J. Lillie, 57	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: Compensation (Chair); Governance	QUALIFICATIONS ●Extensive executive-level experience in the technology industry and specifically in the data center markets ●Strong technical background

EXPERIENCE:

Mr. Lillie is the Chief Product and Technology Officer at Zayo Group Holdings, Inc., a provider of communication infrastructure services, since April 2021, and was an Executive in Residence from November 2020 until April 2021. Previously, he served as the chief product officer for Equinix, Inc., a global provider of data center and internet exchange services, from October 2017 to April 2019, driving the products and services strategy and development of next-generation products for the company. Prior to that from August 2016 to October 2017, Mr. Lillie served as chief customer officer and executive vice president of global technology services, responsible for the vision and execution for customer experience globally at Equinix, while also responsible for all technology and engineering services for the company. He also served as global chief information officer for Equinix from August 2008 to August 2016. Previous to Equinix, Mr. Lillie held several executive-level roles at Verisign, a provider of intelligent infrastructure services, including vice president of global sales operations and vice president of information systems. Mr. Lillie previously served as a member of the board of directors of Talend, S.A., from May 2018 until February 2021. Mr. Lillie holds a Master of Science degree in Management from Stanford University’s Graduate School of Business, a Master of Science degree in Telecommunications Management from Golden Gate University, and a Bachelor of Science degree in Mathematics from Montana State University.

Alan S. Lowe, 59	DIRECTOR SINCE: August 2015
COMMITTEE MEMBERSHIP: None	QUALIFICATIONS ●Extensive business, management, and leadership skills from his roles at Viavi, Asyst Technologies and Read-Rite ●Broad and deep experience with Lumentum and its businesses

EXPERIENCE:

Mr. Lowe has served as Lumentum’s president and chief executive officer since July 2015. Prior to Lumentum's separation from Viavi in 2015, Mr. Lowe was employed by Viavi. Mr. Lowe joined Viavi in September 2007 as senior vice president of the Lasers business and became executive vice president and president of Viavi’s communications and commercial optical products business in October 2008. Prior to joining Viavi, Mr. Lowe was senior vice president, customer solutions group at Asyst Technologies, Inc., a leader in automating semiconductor and flat panel display fabs. From 2000 to 2003, he was president and chief executive officer of Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives. From 1989 to 2000, Mr. Lowe served in roles of increasing responsibility at Read-Rite, including president and chief operating officer, and senior vice president of customer business units. Mr. Lowe holds Bachelor of Arts degrees in computer science and business economics from the University of California, Santa Barbara and completed the Stanford Executive Program in 1994.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Ian S. Small, 57	DIRECTOR SINCE: December 2018
COMMITTEE MEMBERSHIP: Compensation

QUALIFICATIONS

●Experience as chief executive officer of several technology companies
●Extensive business and executive-level experience in the technology industry and specifically in telecommunications

EXPERIENCE:

Ian Small is the chief executive officer of Evernote Corporation, a mobile and desktop personal productivity application provider, a position he has held since October 2018, and serves as a member of the board of directors of Snapdocs, Inc., a private company that provides digital mortgage solutions. Mr. Small served on the board of directors of Oclaro, Inc. from September 2017 until the acquisition by Lumentum in December 2018, and from April 2014 until July 2018, he was chairman of the board of TokBox, Inc., a platform-as-a-service provider of embedded video communications. From 2013 to 2016, he held a variety of positions at Telefonica S.A., a global broadband and telecommunications provider, most recently as its chief data officer. From 2009 to 2014, he served as the chief executive officer of TokBox, which was acquired by Telefonica in 2012. Mr. Small earned a Master’s degree in Computer Science and a Bachelor’s of Science degree in Engineering Science from the University of Toronto.

Janet S. Wong, 63	DIRECTOR SINCE: September 2020
COMMITTEE MEMBERSHIP: Audit* *Ms. Wong joined the Audit Committee in November 2020

QUALIFICATIONS

●Extensive experience working with clients in the consumer markets, manufacturing, services and technology sectors
●Strong business and leadership experience with more than 30 years of public accounting experience
●Valuable insight and experience from serving on the board and committees of public companies

EXPERIENCE:

Since May 2015, Janet Wong has served on the Board of Directors of Enviva Partners, a global manufacturer of a sustainable bioenergy product, where she is also Chair of the Audit Committee. In April 2020, she was elected to the Board of Directors of Allegiance Bancshares, a financial services company where she is a member of the Governance Committee. In July 2021, she was elected to the Board of Directors of Lucid Group, Inc., an electric vehicle manufacturer, where she is Chairman of the Audit Committee. From May 2016 to May 2020 she served as an Advisory Board Member for Big Controls, an emerging cloud-based software company. She is a licensed Certified Public Accountant with more than 30 years of public accounting experience. Ms. Wong served as a Partner at Grant Thornton where she was the Central Region Corporate and Partnership Services Lead Partner. She is a retired partner with KPMG, an international professional services firm, where she served as a National Industry Practical Lead Partner. Ms. Wong holds a Master of Professional Accountancy from Louisiana Tech University and a Master of Taxation from Golden Gate University.

Vote Required

Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the numbers of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes are not counted as votes cast for or against such director’s election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

22	2021 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Director Compensation

The compensation program for our non-employee directors (“Outside Directors”) is designed to attract and retain high quality directors and to align director interests with those of our stockholders. The compensation program was last amended in February 2019 upon recommendation by the Compensation Committee and approval by the board of directors, with input from Semler Brossy regarding competitive practices. The compensation of our Outside Directors is reviewed regularly by the board of directors upon recommendation from the Compensation Committee, which review includes a market assessment and an analysis by Semler Brossy. As part of this analysis, Semler Brossy reviews non-employee director compensation trends and data from similarly situated companies. Our Outside Directors receive compensation in the form of equity granted under the terms of our 2015 Equity Incentive Plan (the “2015 Plan”) and cash, as described below:

Equity Compensation

Initial Award. On the date of the first meeting of our board of directors or Compensation Committee occurring on or after the date on which the individual first became an Outside Director, such Outside Director is granted an initial award of restricted stock units (“RSUs”) with a value equal to $200,000 (the “Initial RSU Award”). The Initial RSU Award vests in three annual installments from the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date. If a director’s status changes from an employee director to an Outside Director, he or she does not receive an Initial RSU Award.

Annual Awards. On the date of each annual meeting of our stockholders, each Outside Director who has served on our board of directors for at least the preceding six months is granted an award of RSUs with a value equal to $220,000 (the “Annual RSU Award”). The Annual RSU Award vests upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from grant, subject to continued service as a director through the applicable vesting date.

The number of shares subject to equity awards is calculated by dividing the value by the average of the volume weighted average trading price of the month preceding the grant date.

Under the terms of the 2015 Plan, no Outside Director may be granted one or more equity awards within any fiscal year which exceeds, in the aggregate, that number of shares equal to the quotient of $500,000 divided by the closing price on the last trading day immediately preceding the date on which the applicable equity award is granted to the Outside Director.

Retirement Provisions for Equity Awards. Upon retirement of an Outside Director, all unvested RSUs automatically vest in full. The treatment of unvested RSUs held by an Outside Director upon a change in control is determined by the terms of the 2015 Plan.

Cash Compensation

Annual Fee. Each Outside Director receives an annual cash retainer of $85,000 for serving on our board of directors (the “Annual Fee”), paid quarterly. In addition to the Annual Fee, the non-employee board chair receives an additional cash retainer of $60,000.

Committee Service. The chairs of the three standing committees of our board of directors receive the following annual cash retainers, paid quarterly:

Chairperson Fee
Board Committee	($)
Audit Committee	30,000
Compensation Committee	20,000
Governance Committee	15,000

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Outside Director Compensation for Fiscal 2021

The following table provides information regarding the total compensation that was granted to each of our Outside Directors in fiscal 2021. Directors who are also our employees receive no additional compensation for their service as directors. Ms. Wong was appointed as a director in the first quarter of fiscal 2021, and Mr. Harris was appointed as a director in the fourth quarter of fiscal 2021. See “Executive Compensation” for additional information about Mr. Lowe’s compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Penelope A. Herscher(2)	160,000	218,719	378,719
Harold L. Covert(3)	115,000	218,719	333,719
Isaac H. Harris(4)	0	212,404	212,404
Brian J. Lillie(5)	100,000	218,719	318,719
Julia S. Johnson(6)	85,000	218,719	303,719
Ian S. Small(7)	85,000	218,719	303,719
Janet S. Wong(8)	63,750	160,111	223,861
(1)	The amounts shown in this column are the grant date fair value in the period presented as determined in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used to calculate these amounts are set forth under “Note 17. Equity” in our Annual Report on Form 10-K for the fiscal year ended July 3, 2021.
(2)	Ms. Herscher held 2,666 RSUs as of July 3, 2021.
(3)	Mr. Covert held 2,666 RSUs as of July 3, 2021.
(4)	Mr. Harris held 2,556 RSUs as of July 3, 2021.
(5)	Mr. Lillie held 2,666 RSUs as of July 3, 2021.
(6)	Ms. Johnson held 2,666 RSUs as of July 3, 2021.
(7)	Mr. Small held 4,119 RSUs as of July 3, 2021.
(8)	Ms. Wong held 2,239 RSUs as of July 3, 2021.

24	2021 Proxy Statement

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and SEC rules, we are seeking the approval of the Company’s stockholders, on a non-binding, advisory basis, of the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement.

Our executive compensation program is designed to attract, retain and motivate employees and to serve the long-term interests of our stockholders. Our executive compensation program promotes performance-based compensation and has evolved to be more aligned with recognized best practices and to address market realities.

The items below contain a few highlights from our compensation program:

●	A significant portion of our named executive officers’ compensation is payable based on our financial and/ or share price performance. In fiscal 2021, performance-based cash and equity compensation represented 50% of our chief executive officer’s total target direct compensation (and 48% on average for the other NEOs).
●	Executive pay levels and practices are regularly reviewed against external market best practices. Our Compensation Committee regularly reviews pay levels and practices to ensure that approach is consistent with industry best practices.
●	Our executive compensation policies are designed to promote sound compensation practices and corporate governance. The structure of our executive pay program continues to evolve based on our strategy and feedback from our shareholders, as described more fully under “Compensation Discussion and Analysis; 2021 Say on Pay and Shareholder Outreach”

The Compensation Discussion and Analysis section of this Proxy Statement contains a detailed discussion of our compensation philosophy and the alignment of our NEOs compensation to our performance. We are asking our stockholders to vote, on a non-binding advisory basis, to approve the compensation paid to our NEOs, as described in the Compensation Discussion and Analysis and the compensation table sections of this Proxy Statement. We currently hold our advisory vote to approve the compensation paid to our NEOs on an annual basis, and our next such vote will be at our 2022 Annual Meeting.

The board of directors recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement for the 2021 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosures.”

Vote Required

The approval of the non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

This “say on pay” vote is advisory and therefore not binding on the Company, the board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

25

PROPOSAL NO. 3
APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

We are seeking stockholder approval to amend our Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) to (1) increase the number of shares of our Common Stock reserved for issuance under the plan by an additional 3,000,000 shares and (2) make certain other changes to reflect changes in the law and/or good corporate governance practices.

Our board of directors approved the amended and restated 2015 Plan in September 2021, subject to stockholder approval at the 2021 Annual Meeting. Our board of directors has determined that it is in our best interests and the best interests of our stockholders to approve this proposal. Our board of directors recommends that stockholders vote for this proposal at the 2021 Annual Meeting.

If stockholders approve this proposal, the amended and restated 2015 Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the share increase will not become effective and our 2015 Plan will continue to be administered in its current form. The remaining shares reserved for issuance under the 2015 Plan may be insufficient to meet our incentive, recruiting and retention objectives during fiscal year 2022 and each fiscal year thereafter while the 2015 Plan remains in effect. This will restrict our ability to attract and retain the individuals necessary to drive our performance and increase long term stockholder value.

Our executive officers and directors are eligible to receive equity awards under the 2015 Plan and therefore have an interest in this proposal. The remainder of this discussion, when referring to the 2015 Plan, refers to the amended and restated 2015 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2015 Plan prior to amendment and restatement.

Reasons for Voting for this Proposal

Long-Term Equity is a Key Component of our Compensation Objective

Our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance, and help meet our retention needs. Equity awards, whose value depends on our stock performance, and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also reinforce employees’ incentives to manage our business as owners, aligning employees’ interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of August 31, 2021, approximately 2,370 of our regular, full-time employees held outstanding equity awards.

Requested Share Reserve Increase is Reasonable

On June 23, 2015, we adopted, and the board of directors of JDS Uniphase Corporation (“JDSU” and, now, Viavi Solutions Inc.) approved, the 2015 Plan under which 8,500,000 shares of our Common Stock were authorized for issuance. In connection with our separation from JDSU on July 31, 2015, outstanding JDSU equity-based awards held by service providers continuing in service after the separation were converted into equity-based awards under the 2015 Plan reducing the number of shares remaining available for grant under the 2015 Plan. As of immediately following our separation from JDSU, 2,100,901 shares of our Common Stock were reserved pursuant to outstanding equity-based awards under the 2015 Plan that were converted from JDSU equity-based awards, leaving us with 6,399,099 shares of our Common Stock available to grant new awards.

In 2016, we amended and restated the 2015 Plan to increase the number of shares authorized for issuance by 3,000,000 shares to a total of 11,500,000, and this was approved by our stockholders in November 2016.

When we amended the 2015 Plan in 2016, we believed the shares of our Common Stock reserved for issuance under the 2015 Plan would be sufficient to enable us to grant equity awards through fiscal 2020. This estimate was based on forecasts that took into account our anticipated rate of growth in hiring, the number of shares needed for assumed JDSU awards, an estimated range of our stock price over time, and our anticipated forfeiture and overhang rates.

26	2021 Proxy Statement

PROPOSAL NO. 3 APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

Our board of directors believes that additional shares are necessary to meet our anticipated equity compensation needs for approximately the next three years from the Annual Meeting. Our board of directors considered the following when determining the increase in the number of shares of Common Stock reserved for issuance under the amended and restated 2015 Plan:

●	Number of Shares Remaining under the 2015 Plan. As of August 31, 2021, the number of shares of our Common Stock that remained available for issuance under the 2015 Plan was 1,365,665 plus any shares of our Common Stock subject to outstanding equity awards granted under our 2015 Plan that return to the 2015 Plan due to forfeitures, expiration, or events set forth in the 2015 Plan under its existing terms. As of the same date, the outstanding equity awards under the 2015 Plan covered a total of 2,492,135 shares of our Common Stock (assuming achievement of performance-based awards at target).
●	Overhang. As of August 31, 2021, 2,492,135 shares of our Common Stock were subject to outstanding equity awards under our 2015 Plan and 1,365,665 shares of our Common Stock were available for future awards under our 2015 Plan. This represents approximately 5.31% of the outstanding Shares as of August 31, 2021, which is lower than the approximately 12.9% median overhang among our peer group.
●	Historical Grant Practices. Our board of directors considered the number of equity awards that we granted last fiscal year. In fiscal 2021, we granted equity awards covering 1,407,376 shares of our Common Stock (assuming achievement of performance-based awards at target). This resulted in an annual burn-rate of 2.2%, which is slightly below the approximately 2.4% median three-year annual burn-rate among our peer group. Annual burn-rate measures the total shares granted over the total number of shares outstanding during a given year.
●	Proxy Advisory Firm Guidelines. To assist in its assessment of the appropriate number of shares to seek to add to the 2015 Plan, our board of directors also considered proxy advisory firm guidelines with respect to plan cost, plan features, and grant practices.

The 2015 Plan Requires Additional Shares to Meet our Forecasted Needs

We currently forecast granting equity awards representing approximately 4,200,000 shares (assuming achievement of performance-based awards at target) over the next three years, or approximately 5.8% of our shares of our Common Stock that are outstanding as of August 31, 2021. We also anticipate share forfeitures and cancellations of approximately 756,000 shares over this period based on our historic rates.

If our expectation for forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next three-year period would be approximately 3,444,000 shares (assuming achievement of performance-based awards at target), or approximately 4.7% of our Common Stock outstanding as of August 31, 2021. As described above, the 2015 Plan has 1,365,665 shares of Common Stock available for grant as of August 31, 2021. We are requesting additional shares to be reserved for issuance under our 2015 Plan to provide us with flexibility to meet our estimated near-term equity compensation needs.

If stockholders do not approve the amended and restated 2015 Plan, the 2015 Plan will continue without this amendment. In that case, the shares reserved for issuance under the 2015 Plan may be insufficient to achieve our incentive, recruiting and retention objectives during fiscal year 2022 and each fiscal year thereafter while the 2015 Plan remains in effect. If the shares available for issuance under the 2015 Plan run out, our goals of using the 2015 Plan for recruiting, retaining and motivating talented employees will be more difficult to meet. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable, because we believe that a combination of equity awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees long-term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and reduce our cash flow from operations, which could adversely affect our business results and could adversely affect our business strategy, including using cash flow for strategic acquisitions, research and development of innovative new products, and improvements in the quality and performance of existing products.

The 2015 Plan Includes Compensation and Governance Best Practices

The 2015 Plan includes provisions that are considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests, as follows:

●	Administration. The 2015 Plan is administered by the Compensation Committee, which consists entirely of independent non-employee directors.
●	Share Counting Provisions. Shares of our Common Stock that actually are issued under the 2015 Plan generally will not be available for future issuance under the 2015 Plan, except that if unvested shares of Common Stock are forfeited or repurchased by us for an amount not greater than their original purchase price, those shares shall become available for future grant under the 2015 Plan. However, shares that are tendered by holders or withheld by us to pay the exercise price of an award or to satisfy tax withholding obligations related to an award will not be available for future awards.
●	Repricing or Exchange Programs are Not Allowed. The 2015 Plan does not permit outstanding awards to be repriced or exchanged for other awards without the approval of the majority of stockholders.

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PROPOSAL NO. 3 APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

●	Annual Limits on Awards. The 2015 Plan sets annual limits as to the maximum number of shares or dollars subject to an award that can be granted in any fiscal year.
●	Annual Limits on Compensation to Non-Employee Directors. The 2015 Plan sets reasonable, annual limits as to the compensation that non-employee directors may receive during each fiscal year.
●	Minimum Vesting Requirements. In general, awards granted under the 2015 Plan will vest in full no earlier than the 1-year anniversary of the grant date although up to 5% of the shares reserved in the 2015 Plan may be granted without this minimum vesting requirement.
●	No Single-Trigger Vesting Acceleration upon a Corporate Transaction. The 2015 Plan provides that only in the event an award is not assumed or replaced will vesting accelerate on a Corporate Transaction.
●	Limited Transferability. Awards under the 2015 Plan generally may not be sold, assigned, transferred, pledged, or otherwise encumbered, unless otherwise approved by the administrator.
●	No Tax Gross-ups. The 2015 Plan does not provide for any tax gross-ups.
●	No Dividends, Distributions or Dividend Equivalents on Awards. The 2015 Plan provides that a participant has no right to receive dividends, distributions or dividend equivalents on the unvested portion of any 2015 Plan award.
●	Forfeiture Events. The 2015 Plan provides the flexibility for the administrator to subject awards to forfeiture or recoupment provisions. It also requires certain individuals who are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 to reimburse us if we are required to prepare an accounting restatement under circumstances described in the Plan.

Our executive officers and directors have an interest in the approval of the 2015 Plan because they are eligible to receive equity awards under the 2015 Plan.

Summary of the 2015 Equity Incentive Plan, as Amended and Restated

The following is a summary of the operation and principal features of the 2015 Plan. However, this summary is not a complete description of all of the provisions of the 2015 Plan and is qualified in its entirety by the specific language of the 2015 Plan. A copy of the 2015 Plan is provided as Appendix B to this proxy statement.

Purpose

The purpose of the 2015 Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance. These incentives are provided through the granting of stock options, stock appreciation rights, dividend equivalent rights, restricted stock awards, restricted stock units, performance units, and performance shares.

Authorized Shares

There are currently 11,500,000 shares of Common Stock reserved under the 2015 Plan. The stockholders are now being asked to approve an additional 3,000,000 shares to become available for future issuance under the 2015 Plan to increase the total number of shares of our Common Stock reserved for issuance under the amended and restated 2015 Plan to 14,500,000. As of August 31, 2021, approximately 1,365,665 shares remained available for grant under the 2015 Plan and this would increase to 4,365,665 shares of our Common Stock if this proposal is approved.

Each share subject to an award under the 2015 Plan counts against the numerical limits of the 2015 Plan as one share for every one share subject thereto.

Shares that actually are issued under the 2015 Plan will not be returned to the 2015 Plan and will not be available for future issuance under the 2015 Plan, except that if unvested shares are forfeited or repurchased by us for an amount not greater than their original purchase price, such shares will become available for future grant under the 2015 Plan. For stock options and stock appreciation rights that are exercised, the gross number of shares subject to the award will cease to be available under the 2015 Plan, whether or not the award is net settled for a lesser number of shares, or if the shares are utilized to exercise an award. If shares are withheld to pay any tax withholding obligations applicable to an award, then the gross number of shares subject to the award will cease to be available under the 2015 Plan.

28	2021 Proxy Statement

PROPOSAL NO. 3 APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

Administration of the 2015 Plan

Our board of directors, or a committee appointed by the board of directors, administers our 2015 Plan. The administrator has the power to select the employees, directors, and consultants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine for performance-based equity awards and the applicable performance criteria, performance period, and performance award formula, to approve forms of award agreements for use under the 2015 Plan, to determine the terms and conditions of awards granted under the 2015 Plan, to amend the terms of any outstanding awards granted under the 2015 Plan (provided that any amendment that would have a materially adverse effect on the grantee’s rights under an outstanding award will not be made without the grantee’s written consent), to construe and interpret the terms of the 2015 Plan and awards, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take other action, not inconsistent with the terms of the 2015 Plan, as the administrator deems appropriate.

The administrator may only institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding options or stock appreciation rights may be surrendered or cancelled in exchange for awards with a lower exercise price, full value awards, or payments in cash if we obtain an affirmative vote of holders of the majority of its stockholders.

Eligibility

All types of awards may be granted to our employees, and non-employee directors and employees of our parent or subsidiary corporations. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of ours or any parent or subsidiary corporation of ours. As of August 31, 2021, we had approximately 5,580 employees (including five executive officers) and seven non-employee directors.

Except with respect to 5% of the maximum number of shares issuable under the Plan, no award will vest earlier than one year following the date of grant; provided, however, that vesting of an award may be accelerated upon the death, disability, or involuntary termination of the service of the grantee, or in connection with a corporate transaction, as defined in the 2015 Plan.

Stock Options

Stock options may be granted under our 2015 Plan. Each option is evidenced by an award agreement that specifies the exercise price, the term of the option, forms of consideration for exercise, and such other terms and conditions as the administrator determines, subject to the terms of the 2015 Plan. The exercise price of options granted under our 2015 Plan must be at least equal to the fair market value of our common stock on the date of grant, except in special, limited circumstances as set forth in the 2015 Plan. The maximum term of an option will be specified in an award agreement, provided the term of an option will be no more than 8 years. However, with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a Share on the grant date. Generally, the fair market value of our common stock is the closing sales price on the relevant date as quoted on the Nasdaq stock market.

Options will be exercisable at such times and under such conditions as determined by the administrator and as set forth in the applicable award agreement. An option is deemed exercised when we receive notice of exercise and full payment of the Shares to be exercised, together with applicable tax withholdings. No option granted to an employee who is a non-exempt employee for the purposes of the Fair Labor Standards Act of 1938, as amended (the “FLSA”) will be first exercisable until at least 6 months following the date of grant of such option.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for 90 days. However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights

Stock appreciation rights may be granted under our 2015 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Each stock appreciation right is evidenced by an award agreement that specifies the exercise price, the term of the award (which may not exceed eight years), and other terms and conditions as determined by the administrator, subject to the terms of the 2015 Plan and provided that no stock appreciation right granted to an employee who is a non-exempt employee for the purposes of the FLSA will be first exercisable until at least six months following the date of grant of such SAR. The per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. Stock appreciation rights will be exercisable at such times and under such conditions as determined by the administrator and set forth in the applicable award agreement. At the discretion of the administrator, the payment upon exercise of stock appreciation right may be paid in cash or with Shares, or a combination of both.

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PROPOSAL NO. 3 APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

Dividend Equivalent Rights

Dividend equivalent rights may be granted under our 2015 Plan. Dividend equivalent rights allow the recipient to receive compensation or a credit to the recipient’s account measured by cash dividends paid with respect to shares of Common Stock. Each dividend equivalent right is evidenced by an award agreement that specifies terms and conditions as determined by the administrator, subject to the terms of the 2015 Plan. All dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the awards to which they relate and shall not be paid or settled prior to the time that the underlying award vests. No Dividend Equivalents shall be paid with respect to any shares underlying any unvested portion of a 2015 Plan award.

Restricted Stock Awards

Restricted stock may be granted under our 2015 Plan. Restricted stock awards are grants of shares that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares subject to the award, any period of restriction, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2015 Plan.

Restricted stock awards may (but are not required to) be subject to vesting conditions, as the administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights and rights to dividends and other distributions with respect to such Shares upon grant without regard to vesting, subject to the limitations set forth in the 2015 Plan with respect to no receipt of dividends, distributions or dividend equivalents prior to vesting. See “Limitations on Awards” section below.

Restricted Stock Units

Restricted stock units may be granted under our 2015 Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share. Each restricted stock unit award will be evidenced by an award agreement that specifies the number of restricted stock units subject to the award, any vesting criteria (which may include accomplishing specified performance criteria or continued service to us), form of payout, and other terms and conditions of the award, as determined by the administrator, subject to the terms of the 2015 Plan. Restricted stock units result in a payment to a participant if any performance goals or other vesting criteria are achieved or the awards otherwise vest. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares may be granted under our 2015 Plan. Performance units and performance shares are awards that will result in a payment to a participant if performance criteria established by the administrator are achieved or the awards otherwise vest. Each award of performance units or performance shares will be evidenced by an award agreement specifying the number of units or shares (as applicable), any vesting conditions, the performance period, and other terms and conditions of the award, as determined by the administrator, subject to the terms and conditions of the 2015 Plan. Each performance unit will have an initial dollar value established by the administrator prior to the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant. The administrator will establish any performance criteria or other vesting criteria (which may include continued service) in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out. After the grant of performance units or performance shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in Shares, or in some combination of both.

Limitations on Awards

The maximum number of shares with respect to which awards may be granted to any individual in any fiscal year is 1,000,000 shares. The maximum dollar amount that may become payable to any individual in any fiscal year under awards denominated in U.S. dollars (including performance unit awards) is $20,000,000. However, in connection with an individual’s commencement of service or first promotion in any fiscal year, an individual may be granted awards for an additional 1,000,000 shares or U.S. dollar denominated awards providing for payment in any fiscal year of up to an additional $20,000,000. The limitations in this paragraph do not apply to non-employee directors, who are instead subject to much lower requirements described in the “Non-Employee Director Compensation Limits” below.

No dividends, Dividend Equivalents, or other distributions shall be paid with respect to any shares underlying any unvested portion of a 2015 Plan award.

32	2021 Proxy Statement

PROPOSAL NO. 3 APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

Non-Employee Director Compensation Limits

Our 2015 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2015 Plan. However, in any fiscal year, a non-employee director may not be granted equity awards (the value of which will be based on the fair market value determined on the last trading day immediately preceding the date on which the applicable Award is granted to such director) and be provided any other compensation (including without limitation any cash retainers or fees) with an aggregate value of no more than $500,000.

Non-Transferability of Awards

Unless the administrator provides otherwise, our 2015 Plan generally does not allow for the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments

In the event of any change in the shares effected without receipt of consideration by us, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in our capital structure, or in the event of payment of a dividend or distribution to the our stockholders in a form other than our Common Stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares, appropriate and proportionate adjustments will be made in the number and kind of shares subject to the 2015 Plan and to any outstanding awards, the maximum number of shares with respect to which awards may be granted individual in any fiscal year of ours, and in the exercise or purchase price per share under any outstanding award in order to prevent dilution or enlargement of rights under the 2015 Plan.

Corporate Transactions

Our 2015 Plan provides that in the event of a corporate transaction, as defined in the 2015 Plan, all outstanding awards will terminate unless they are assumed in connection with the corporate transaction. If a portion of an award is neither assumed nor replaced by the successor entity, such portion of the award will become fully vested and exercisable and be released form any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the effective date of such corporate transaction.

Forfeiture Events

Our 2015 Plan provides the flexibility for the administrator to subject awards to forfeiture or recoupment provisions. It also requires any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 to reimburse us if we are required to prepare an accounting restatement due to the material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, for (i) the amount of any payment in settlement of an award received by such participant during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such participant from the sale of securities of our during such 12-month period.

Plan Amendment; Termination

Our board of directors may amend, suspend, or terminate the 2015 Plan at any time, provided that no suspension or termination of the 2015 Plan will adversely affect any rights under awards already granted under the Plan and no amendment will be made without the approval of our stockholders if such approval is required by applicable laws or would change the powers of the 2015 Plan’s administrator. Unless sooner terminated by our board of directors, the 2015 Plan will terminate on June 23, 2025.

U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted under the 2015 Plan. Tax consequences for any particular individual may be different.

31

PROPOSAL NO. 3 APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

Incentive Stock Options

A participant recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above (a “disqualifying disposition”), he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Nonstatutory Stock Options

A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be treated as long-term or short-term capital gain or loss, depending on the holding period.

Dividend Equivalents

Dividend equivalents will generally be subject to tax as dividends as if they were paid on the vesting date of the underlying award.

Restricted Stock, Restricted Stock Units, Performance Awards and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares, or performance units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Section 409A

Section 409A of the Code (“Section 409A”) provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plans with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

32	2021 Proxy Statement

PROPOSAL NO. 3 APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

Tax Effects for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to certain current or former executive officers. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2015 PLAN AS OF THE DATE OF THIS FILING. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Summary

Our Board of Directors believes that it is in the best interests of us and our stockholders to continue to provide employees, consultants, and directors with the opportunity to acquire an ownership interest in us through the grant of equity awards under the amended and restated 2015 Plan and thereby encourage them to remain in our service and more closely align their interests with those of our stockholders.

Number of Awards Granted to Employees and Non-Employee Directors

The number of awards that an employee, or director may receive under the 2015 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth the aggregate number of RSUs and PSUs (at target) granted under the 2015 Plan during fiscal year 2021 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name of Individual or Identity of Group and Principal Position	Number of RSUs and PSUs Granted (#)(1)	Dollar Value of Award(s) of RSUs and PSUs granted ($)(2)
Alan Lowe, President and Chief Executive Officer	98,779	8,565,127
Wajid Ali, Executive Vice President, Chief Financial Officer	35,572	3,084,448
Vincent Retort, Executive Vice President, Chief Operations Officer	43,509	3,772,665
Jason Reinhardt, Executive Vice President, Global Sales	25,870	2,243,188
Judy Hamel, Senior Vice President, General Counsel and Secretary	17,639	1,529,478
All current executive officers as a group	221,369	19,194,906
All non-employee directors as a group	18,125	1,466,108
All other employees (including all current officers who are not executive officers (as a group))	1,167,882	101,250,225
(1)	For PSUs, reflects the target number of PSUs granted in fiscal 2021.
(2)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Vote Required

The approval of the amended and restated 2015 Plan requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN.

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PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended July 3, 2021 was Deloitte & Touche LLP (“Deloitte”). Our Audit Committee has re-appointed Deloitte to audit our consolidated financial statements for our fiscal year ending July 2, 2022, and we are asking our stockholders to ratify this appointment. Although ratification by stockholders is not required by law, our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event that Deloitte is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte as our independent registered public accounting firm. Representatives of Deloitte are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by Deloitte, our independent registered public accounting firm, for the fiscal years ended July 3, 2021 and June 27, 2020.

	Fiscal 2021 (in thousands)	Fiscal 2020 (in thousands)
Audit Fees(1)	$3,343	$4,030
Audit-Related Fees(2)	$1,057	$—
Tax Fees(3)	$154	$105
All Other Fees	$15	$14
Total	$4,569	$4,150

(1)	Audit Fees include fees related to professional services rendered in connection with the audit of Lumentum’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in Lumentum’s Quarterly Reports on Form 10-Q, and for audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-Related Fees include fees for professional services rendered in connection with due diligence and S-4 filing work for possible acquisitions, including the terminated acquisition of Coherent, Inc.
(3)	Tax Fees include fees for professional services rendered in connection with valuation consulting, compliance, and planning services and other tax consulting.

Auditor Independence

In our fiscal year ended July 3, 2021, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.

34	2021 Proxy Statement

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte for our fiscal year ended July 3, 2021 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

35

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing rules and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on our website at www.lumentum.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements, which are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management and Deloitte;
●	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
●	received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Harold L. Covert (Chair)
Julia S. Johnson
Janet S. Wong

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

36	2021 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers. The position titles refer to each executive officer’s title at Lumentum as of September 30, 2021. Our executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Alan Lowe	59	President and Chief Executive Officer
Wajid Ali	48	Executive Vice President, Chief Financial Officer
Vincent Retort	67	Chief Operations Officer and Executive Vice President
Jason Reinhardt	47	Executive Vice President, Global Sales
Judy Hamel	55	Senior Vice President, General Counsel and Secretary

For Mr. Lowe’s biography, see “Director Nominees.”

Wajid Ali has served as Lumentum’s executive vice president, chief financial officer, since February 2019. Before joining Lumentum, Mr. Ali was the senior vice president and chief financial officer at Synaptics Incorporated, a developer and supplier of semiconductor product solutions, from May 2015 to February 2019. Before Synaptics, Mr. Ali was vice president and controller at Teledyne Technologies Inc., an instrumentation, software and engineered systems company. Prior to Teledyne, he served as chief financial officer at DALSA Corp., a semiconductor company that was acquired by Teledyne in 2011. Mr. Ali also held key financial management positions at Advanced Micro Devices, Inc. and ATI Technologies Inc., overseeing the finance functions for large business groups. Mr. Ali holds Bachelor of Arts and Master of Arts degrees in Economics from York University; a Master of Business Administration degree from the Schulich School of Business, York University; and CPA, CMA designations from the Chartered Professional Accountants of Ontario, Canada.

Vincent Retort has served as Lumentum’s chief operations officer and executive vice president since February 2016, and since October 2020, has served as the general manager of Lumentum’s transmission business unit. He was previously our senior vice president, research and development from July 2015 through February 2016 and our general manager of the 3D Sensing business unit from December 2018 through April 2020. Prior to joining Lumentum in connection with Lumentum’s separation from Viavi in 2015, Mr. Retort was employed by Viavi. Mr. Retort joined Viavi in 2008 as vice president of research & development, communication and commercial optical products (“CCOP”), and became senior vice president of research & development of CCOP in 2011. From 2004 to 2008, Mr. Retort was vice president of product engineering, reliability and quality at NeoPhotonics Corporation, a designer and manufacturer of photonic integrated circuit based modules and subsystems. From 2002 to 2004, Mr. Retort served as senior director of development engineering, magnetic recording performance at Seagate Technology Holdings plc, an international manufacturer and distributor of computer disk drives. From 2000 to 2002, Mr. Retort served as vice president of product engineering at Lightwave Microsystems Corporation, a communications equipment company. Mr. Retort holds a Masters of Science degree in Biological Sciences from Stanford University and a Bachelor of Arts degree in Biology from West Virginia University.

Jason Reinhardt has served as Lumentum’s executive vice president, global sales since February 2016, and was previously our senior vice president of sales from July 2015 through February 2016. Prior to joining Lumentum in connection with Lumentum’s separation from Viavi in 2015, Mr. Reinhardt was employed by Viavi. Mr. Reinhardt joined Viavi in May 2008 as director of sales for North America. He was subsequently promoted to senior director of North America sales, vice president and senior vice president of global sales, holding that position from August 2010 until January 2014, after which he focused on charitable humanitarian work while holding a part-time business development position. Mr. Reinhardt returned to a full-time role in June 2015, serving again as Viavi’s senior vice president of global sales. Before joining Viavi, Mr. Reinhardt served as deputy country director of HOPE Worldwide Afghanistan, senior director of North America sales at Avanex Corporation, and account manager and production engineer at Corning Incorporated. In February 2018, Mr. Reinhardt joined the board of HOPE Worldwide Afghanistan. Prior to these roles he served as an officer in the United States Air Force. Mr. Reinhardt holds a Bachelor of Science degree in Electrical Engineering from Montana State University, a Master of Business Administration degree from Babson College’s Franklin W. Olin Graduate School of Business, and a Masters of Education – Early Childhood Development from Northern Arizona University.

Judy Hamel has served as Lumentum’s senior vice president, general counsel and secretary since May 2018 and prior to that as vice president, general counsel and secretary from July 2015 to May 2018. Prior to joining Lumentum in connection with Lumentum’s separation from Viavi in 2015, Ms. Hamel was employed by Viavi. Ms. Hamel joined Viavi in August 2012 as senior corporate counsel. Prior to joining Viavi, from September 2006 to August 2012, Ms. Hamel served as vice president legal affairs at Cortina Systems, Inc., a global communications supplier of port connectivity solutions to the networking and telecommunications sector. Previously, Ms. Hamel worked as a corporate associate at Silicon Valley law firms Cooley Godward LLP and Wilson Sonsini Goodrich and Rosati PC. Ms. Hamel holds a Juris Doctor degree from Santa Clara University School of Law, a Masters degree in Business Administration from San Jose State University and a Bachelor of Science degree in Economics and Finance from Southern New Hampshire University.

37

COMPENSATION DISCUSSION AND ANALYSIS

This discussion of our executive compensation program is designed to provide our stockholders with an understanding of our compensation program in effect for our named executive officers (“NEOs”) who consisted of the following executive officers for fiscal 2021:

●	Alan Lowe, our President and Chief Executive Officer
●	Wajid Ali, our Chief Financial Officer and Executive Vice President
●	Vincent Retort, our Chief Operations Officer and Executive Vice President
●	Jason Reinhardt, our Executive Vice President, Global Sales
●	Judy Hamel, our Senior Vice President, General Counsel and Secretary

Fiscal 2021 Business Performance

Highlights of our fiscal 2021 financial performance in several of our key business metrics, along with comparable measures during fiscals 2017 through 2021 are set forth in this section:

Net Revenue ($MMs) Performance	Value of $100 invested at spin-off at fiscal year end*

Adjusted Gross Margin Performance	Adjusted Operating Margin Performance

*	Lumentum spun-off from Viavi (formerly JDS Uniphase) in July 2015.

Please refer to Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

38	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

	Fiscal Year 2021 ($ in millions)	Fiscal Year 2020 ($ in millions)	Fiscal Year 2019 ($ in millions)	Change 2019-2021
Net Revenue	$1,742.8	$1,678.6	$1,565.3	11.3%
Gross Margin	44.9%	38.7%	27.2%	17.7%
Adjusted Gross Margin	50.9%	46.5%	39.5%	11.4%
Operating Margin	30.2%	12.2%	-1.4%	31.6%
Adjusted Operating Margin	30.8%	26.6%	20.5%	10.3%

Adjusted Gross Margin and Adjusted Operating Margin are non-GAAP measures that Lumentum discloses to provide additional information about the operating results of the Company. Please see Appendix A for a reconciliation of Adjusted Gross Margin and Adjusted Operating Margin to their nearest GAAP equivalents.

Executive Compensation Highlights

●	Our decisions are informed by the feedback from shareholders. In 2019, we conducted extensive shareholder outreach to hear direct feedback on our programs. We plan to continue to engage with shareholders periodically going forward.
●	We placed a greater emphasis on long-term performance. We modified our PSUs in fiscal 2021 by introducing a scorecard of Strategic and Corporate Social Responsibility metrics. The change underscores our commitment to long-term financial and non-financial performance and aligns with shareholder feedback we received.
●	For fiscal 2022, we developed a new, balanced PSU program that is based on achieving corporate responsibility goals and 3-year revenue targets for fiscal 2022 through fiscal 2024. In combination with other aspects of our compensation program, we believe this balances our long-term growth goals with our commitment to being a responsible corporate citizen, while maintaining our demonstrated focus on profitability.
●	We design our PSU program to focus on three key objectives as listed below, which we believe will set the Company up for future long-term success. These objectives have strategic and financial measures and include key sustainability goals.
●	Maximize company long-term value
●	Drive Diversity, Inclusion and Belonging across the Company
●	Be indispensable to our customers.
●	A significant portion of compensation is subject to our financial and/ or share price performance. Our Chief Executive Officer received 50% of total target direct compensation through performance-based cash and equity, and the other NEOs received 48% on average.
●	Our Compensation Committee regularly reviews pay levels and practices against external market best practices to assess that our approach is competitive with industry best practices.
●	We maintain policies to promote sound compensation practices and corporate governance. This Compensation Discussion and Analysis section contains a detailed discussion of our compensation philosophy and the alignment of our NEOs compensation to our performance.

2021 Say on Pay Vote and Shareholder Outreach

In November 2020, our proposal to approve our executive compensation program received majority support from our stockholders with approximately 97% voting in favor. This represented an increase from the prior year, and we believe the positive vote outcome is in part driven by our new shareholder outreach process.

In 2019, we conducted our first robust shareholder outreach process with our key shareholders to understand their concerns and engage deeply around their preferences for compensation design. We reached out to shareholders representing approximately 62% of our outstanding stock. We engaged and received feedback from shareholders representing approximately 30% of our outstanding stock. A number of our shareholders declined invitation for engagement stating they had no concerns with our compensation program. It was an enriching process, and we made several meaningful changes to our program for fiscal 2021 and for fiscal 2022 in direct response to shareholder feedback. We remain committed to listening to our shareholders and implementing changes that will help support the Company’s long-term, sustainable performance.

39

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

●	Total compensation should attract, motivate and retain the talent necessary to achieve our business objectives in order to increase long-term value and drive stockholder returns.
●	Superior executive talent should be motivated and retained through a strong pay for performance compensation system that provides the opportunity to earn above-average compensation in return for achieving business and financial success.
●	Our compensation practices should continue to evolve to align compensation with recognized best practices and to address current market realities.

To further these objectives, we seek to adhere to best practices for compensation and corporate governance purposes. These provisions protect our stockholders’ interests, as follows:

What We Do

●Pay for Performance: Approximately 50% of our CEO’s and 48% of our other NEOs’ fiscal 2021 total target direct compensation was subject to achievement of our strategic, financial or market performance goals
●Emphasize Long-Term Company Performance:
●Approximately 38% of each NEO’s total target direct compensation in fiscal 2021 was in the form of PSUs; and 33% of PSUs vests at the end of three years, and only to the extent of achievement of applicable performance conditions
●Of the RSUs and PSUs granted to our NEOs in fiscal 2021, approximately 17% vests at the end of three years, and, in the case of PSUs, only to the extent of achievement of applicable performance conditions
●Maintain Stock Ownership Guidelines of 5x salary for our CEO and 2x for other NEOs
●Maintain a Clawback Policy that provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct
●Require “Double-Trigger” for equity acceleration in connection with a change in control
●Maintain an independent compensation committee
●Engage an independent compensation advisor
●Conduct an annual risk review of our compensation programs
What We Don’t Do ●No excessive perquisites awarded to our executive officers ●No tax gross-ups upon a change in control ●No hedging or pledging of Lumentum securities by employees or directors

40	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Fiscal 2021 Compensation Program

Our fiscal 2021 compensation program for our NEOs primarily consisted of salary, annual cash incentive, and equity awards according to the following structure:

*	Includes strategic modifier with potential adjustment of +/- 20% for each half

Compensation Decision Processes

The Compensation Committee administers and determines the parameters of the executive compensation program. In carrying out its functions, the Compensation Committee seeks input from Semler Brossy, the independent compensation advisor to the Compensation Committee, as well as our management. In addition, we value the positive endorsement by our stockholders of our pay practices.

The Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal 2021, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”), a national compensation consulting firm, to assist the Compensation Committee with its analysis and review of the compensation of our executive officers. Semler Brossy provides advice relating to our compensation peer group selection as well as provides support and specific analysis with regard to compensation data and formulation of recommendations for executive compensation. Semler Brossy reports directly to our Compensation Committee and the Compensation Committee has determined that Semler Brossy is independent from management. Semler Brossy attends all Compensation Committee meetings, works directly with the Compensation Committee Chair and Compensation Committee members, and sends all invoices, including descriptions of services rendered, to the Compensation Committee Chair for review and payment approval. Semler Brossy performed no work for the Company that was not in support of the Compensation Committee’s charter nor authorized by the Compensation Committee during fiscal 2021.

Our CEO and Senior Vice President of Human Resources present to the Compensation Committee performance reviews and compensation recommendations for our NEOs (other than our CEO). Our management team references the materials that Semler Brossy prepares for the Compensation Committee in developing NEO compensation recommendations for the Compensation Committee’s consideration.

The Compensation Committee approves all compensation for our NEOs (other than our CEO). The Compensation Committee reviews and recommends to the board of directors our CEO’s compensation, which is reviewed and approved by the board of directors.

No member of the management team is present for the discussion or approval of his or her own compensation.

41

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group

The Compensation Committee, with input from Semler Brossy, reviews the compensation practices at similarly situated companies that comprise our fiscal 2021 peer group. The characteristics and details around the fiscal 2021 peer group are listed below.

Characteristics of Peer Group
Characteristics: Companies similar in revenue, size, and business operations to Lumentum

Primary Uses
We reference peer group compensation practices when assessing and approving executive compensation in the following areas:

●Performance and pay relationship
●Executive compensation levels
●Annual and long-term incentive plan design
●Independent director compensation
●Equity plan and share usage
●Change in control and severance
●Benefits and perquisites

Peer Group Companies
Qorvo, Inc.
Ciena Corporation
Xilinx, Inc.
Maxim Integrated Products
F5 Networks, Inc.
MKS Instruments, Inc.
Coherent, Inc.
Viasat, Inc.
IPG Photonics Corporation
Cree, Inc.
NETGEAR, Inc.
OSI Systems, Inc.
Flir Systems, Inc.

Peer Group Financial Positioning

Lumentum and Peer Financial Positioning

Chart above reflects revenue and market cap on a pro forma basis. Note that Flir System, Inc. is excluded from the chart above as it was acquired prior to the end of fiscal 2021.

In addition to the peer group, the Compensation Committee also reviews market data from the US Radford Survey for companies with comparable revenue size to assess the competitiveness of our executive compensation programs. The Compensation Committee considers input from our management team, Company performance, individual performance and experience, and each NEO’s role and/or retention and incentive objectives when making its compensation decisions. The Committee references peer data for purposes of aligning realized pay and ongoing opportunity with absolute and relative performance.

Fiscal 2021 Base Salary

BASE SALARY Objective/Purpose: To attract and retain highly-qualified executive talent

Base salary represents the fixed portion of our NEOs’ compensation and is intended to attract and retain highly talented individuals. In determining base compensation levels, our Compensation Committee analyzes base salary information for similar positions and titles at companies in our compensation peer group and the survey data, and also considers the input from our management team as described above. In fiscal 2021, we decided to not change the base salaries of our NEOs due to the uncertainty and volatility of the current economic environment.

	Fiscal Year 2021 ($)(1)	Fiscal Year 2020 ($)	% Increase
Alan Lowe	800,000	800,000	0.0
Wajid Ali	500,000	500,000	0.0
Vincent Retort	500,000	500,000	0.0
Jason Reinhardt	443,000	443,000	0.0
Judy Hamel	425,000	425,000	0.0
(1)	Amounts in this column reflect annualized base salaries as of October 15, 2020. Actual salaries paid during these periods are described below under the section titled “Summary Compensation Table.” For fiscal 2020, the base salary increases were effective October 15, 2019.

42	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive

ANNUAL INCENTIVES Objective/Purpose: To incentivize and reward achievement of near-term financial and business results

We operate an annual cash incentive plan (“CIP”) under our Executive Officer Performance-based Incentive Plan, which plan is intended to reward our NEOs for achieving annual financial goals.

Fiscal 2021

The Compensation Committee approved consolidated revenue and adjusted operating income dollars as the primary performance measures under the CIP for determining cash incentive amounts for our NEOs in fiscal 2021. These measures reflect the Company’s success in maintaining and growing the customer base while maintaining profitability, which the Compensation Committee believes are critical measures for Lumentum on an ongoing basis.

For fiscal 2021, the Compensation Committee determined that an aggregate bonus pool would be created under the CIP if we achieved positive operating income. If we achieved positive operating income for fiscal 2021, then the funding of the CIP would be adjusted based on our achievements as follows: 70% is measured on adjusted operating income dollars and 30% is measured on revenue. The operating income targets were set at the beginning of our fiscal year for each half year with measures based upon our annual operating plan. Revenue is measured on a full year basis. No bonus pool is created if operating income is below zero. Our rationale for having a higher emphasis on operating income than revenue is to ensure that growth is achieved profitably.

For Mr. Reinhardt, the funding as it relates to his assigned bonus opportunity in fiscal 2021 would be reduced (but not increased) based on our achievement under the same bonus scheme as other participants described above (weighted approximately 50%) and revenue (weighted approximately 50%). We believe a different weighting for Mr. Reinhardt, our top sales executive, was appropriate to provide additional incentives for him to drive growth through sales.

We also continued to use a strategic measure to the CIP for fiscal 2021 that acts as a modifier to the CIP payout. The Compensation Committee believed that focusing on specific operational objectives is important to measuring success and that these strategic measures would help drive improvements in operational execution. The Compensation Committee has the discretion to adjust payouts by up to 20% in either direction for achievement of the strategic modifier based on the Compensation Committee’s subjective assessment with management’s input of certain operational measures in our business during fiscal 2021. The modifier impacts adjusted operating income for the first half of the year separately from adjusted operating income for the second half of the year and full year revenue.

Historically, our Compensation Committee has used this modifier conservatively. Since 2016, we applied a decrease of 10% three times (in the first and second halves of fiscal 2017, and in the first half of fiscal 2018), and we applied an increase of 10% one time (in the second half of fiscal 2020).

Fiscal 2021 CIP Measure Leverage Curves and Structure

If the threshold performance is achieved, the CIP generally funds with respect to any performance measure based on a linear interpolation between threshold performance (50% funding) and target, and from target to maximum performance (200% funding), with the exception of the flat range around target to provide flexibility if performance is close to target levels, all as shown below.

1st Half Fiscal 2021 Op. Income (% of target)	2nd Half Fiscal 2021 Op. Income (% of target)	Fiscal 2021 Revenue (% of target)	Payout
133% or more	133% or more	115% or more	200%
100 - 105%	100-105%	100%	100%
60%	60%	80%	50%
Less than 50%	Less than 50%	Less than 80%	0%

43

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2021 Annual Cash Incentive Plan Target Bonus Opportunities

In approving each NEO’s fiscal 2021 target bonus opportunities under the CIP, the Compensation Committee considered each NEO’s role at Lumentum and competitive market data from the compensation peer group and survey data.

	Fiscal 2021 CIP Target
	% of Salary (%)	Target ($)
Alan Lowe	100	800,000
Wajid Ali	80	400,000
Vincent Retort	80	400,000
Jason Reinhardt(1)	80	354,400
Judy Hamel	70	297,500
(1)	Mr. Reinhardt’s target bonus is based on two components: (i) 50% for achievement of revenue target; and (ii) 50% for achievement of the CIP targets.

Fiscal 2021 Annual Cash Incentive Plan Achievement

Following the end of fiscal 2021, the Compensation Committee reviewed the achievement of the performance measures under the CIP and determined that we achieved positive operating income. The results for the primarily performance measures are as follows:

	Target ($)	Modifier Applied	Performance as % of Target (%)
1st Half Adjusting Operating Income – 35% weight	278-291M	—	139.90
2nd Half Adjusted Operating Income – 35% weight	199-208M	—	108.68
Full year Consolidated Revenue – 30% weight	1781M	—	94.64

Total fiscal 2021 CIP payouts for our NEOs were as follows:

	Fiscal 2021 CIP Target		Fiscal 2021 CIP Payouts
	Target ($)	% of Salary (%)	Payout ($)	% of Target Earned (%)
Alan Lowe	800,000	100	923,160	115
Wajid Ali	400,000	80	461,580	115
Vincent Retort	400,000	80	461,165	115
Jason Reinhardt	354,400	80	377,650	107
Judy Hamel	297,500	70	342,492	115

44	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity Incentive Awards

LONG-TERM INCENTIVES Objective/Purpose: To align our executives’ interest with those of our stockholders, drive long-term value, and reinforce longer-term consideration

We use annual equity awards to deliver long-term incentive compensation opportunities to our NEOs and one-time equity awards to address special situations as they may arise from time to time, such as in connection with promotions to provide an additional retention incentive. Our equity incentive awards are intended to align the interests of our NEOs with those of our stockholders. Equity awards are generally subject to vesting restrictions to encourage retention.

Our equity design has evolved over time to balance the realities of our business with shareholder preferences and evolving best governance practices. Immediately following our spinoff from JDSU in 2015, we provided only time-based RSUs to give our employees stability during the transition. To align with shareholder preferences and to provide additional incentives for our executive team to achieve key corporate performance goals, we have made gradual changes to the mix of time-based and performance-based awards to create a stronger performance and long-term orientation to the program.

Our equity awards have evolved consistently over time based on our business needs:

FY17 Mix	FY18 Mix	FY19 Mix	FY20 Mix	FY21 Mix
100% Restricted Stock	66% RSUs 33% PSUs (1-yr)	50% RSUs 50% PSUs (1-yr)	50% RSUs 50% PSUs (1/3 3-yr; 2/3 1-yr)	50% RSUs 50% PSUs (1/3 3-yr; 2/3 1-yr)

In fiscal 2021, 50% of each NEO’s annual equity award was in the form of PSUs, with the remaining 50% of each NEO’s annual equity award in the form of time-based RSUs. We are continuing our progression of 50% of each NEO’s annual equity awards in the form of PSUs, but all of the PSUs will vest at the end of a three year period. The Compensation Committee believes that performance-based equity awards are important to further enhance the link between the interests of our stockholders and our NEOs. The Compensation Committee reviews annually the mix and structure of performance-based and time-based equity awards for our NEOs.

To determine the size of annual equity awards for our NEOs, the Compensation Committee reviews each executive’s role, performance, and current competitive market information from both the compensation peer group and survey data and exercises its judgment to approve equity awards for our NEOs in amounts and on terms that the Compensation Committee deems competitive and that incentivize achievement of the compensation objectives described above. In fiscal 2021, we provided the following equity grants to our NEOs:

	Annual Equity
	Target Value of PSUs ($)	Number of PSUs at Target(1)	Target Value of RSUs ($)	Number of RSUs(1)	Total Value of Equity Awards at Target ($)	Number of Equity Shares Awarded at Target(1)
Alan Lowe	4,200,000	49,389	4,200,000	49,390	8,400,000	98,779
Wajid Ali	1,512,500	17,786	1,512,500	17,786	3,025,000	35,572
Vincent Retort	1,850,000	21,755	1,850,000	21,754	3,700,000	43,509
Jason Reinhardt	1,100,000	12,935	1,100,000	12,935	2,200,000	35,572
Judy Hamel	750,000	8,820	750,000	8,819	1,500,000	17,639
(1)	The number of actual shares per grant award was determined using the volume weighted average price for the month of July 2020, which was $85.04.

45

COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Equity Award

The fiscal 2021 PSUs granted to our NEOs are eligible to vest as follows:

●	1/3 of the fiscal 2021 PSUs (the “2021 EPS PSUs”) are based on our achievement of earnings per share (“EPS”) over three years (EPS is calculated on a non-GAAP basis using a fixed tax rate and share count to ensure that the outcomes neutralize the impact of outside tax events and the impact of share buybacks, such that buybacks cannot boost the outcomes). Progress towards achievement of the cumulative 3-year targets can also allow amounts to be ‘earned’ but not vested along the way at a target payout amount
●	2/3 of the fiscal 2021 PSUs (the “2021 Strategic PSUs”) are based on our achievements against a scorecard of Strategic and Corporate Responsibility metrics for fiscal 2021, with vesting 1/3 on certification of achievement and then quarterly over the subsequent two years and is modified based on gross margin performance

3-yr EPS (33%)
●Annual EPS performance at the end of fiscals 2021, 2022 and 2023, respectively, and results in achievement of target payout being earned (capped at 100% of target for fiscal 2021 and 2022), but vesting occurs after 3 years and the leverage is based on the cumulative 3-year results
●Cumulative EPS is measured over 3 years (fiscal 2021 through fiscal 2023) based on the cumulative 3-year results if achievement is between 25% and 200% of target levels, and the achieved portion of the award vests following the end of the 3-year performance period
●EPS is calculated on a non-GAAP basis, using a baseline tax rate and share count consistently over the full performance period as defined below
●Maximum payout is 200%, with vesting upon certification of achievement at the end of the three-year performance period

1-yr Strategic Metrics (67%)
●Performance against scorecard measures is achieved at the completion of the 1-year performance period and paid out between 50%-187.5% of target, with vesting of one-third on certification of achievement, and then quarterly thereafter over the subsequent 2 years

1-yr Gross Margin Modifier (+/-25%)	●Gross margin performance is measured over an annual (fiscal year) period and can modify the 1-yr outcomes by +/-25%

The 2021 Strategic PSUs included the following categories of measures:

Focus Area	Illustrative Sample of Metrics
Diversity, Inclusion, and Belonging	●Representation of women in leadership roles ●Hiring exempt employees from underrepresented populations ●Pay equality for women and minorities
Maximize Company Long-Term Value	●Achievement of various quality metrics and progress on sustainability objectives
Be Indispensable to Our Customers	●Achievement of specific product launches on a pre-set timeline

The achievement against the 2021 Strategic PSU categories resulted in an achievement percentage of 122% of target. Achievement of gross margin was 50.9%, resulting in a modifier of 25%, for a resulting payout of 152.5%. These PSUs will vest 1/3 on certification of achievement then quarterly thereafter over the following two years.

The 2021 EPS PSUs will vest, to the extent achieved during the applicable performance period, on the third anniversary of the grant date, and generally subject to the holder’s continued service through the vesting date. At the end of fiscal 2021, 2022, and 2023, we will determine achievement of the EPS target for that fiscal year, and at the end of fiscal 2023, we will determine achievement of the EPS target for the cumulative three-year measurement period of the 2021 EPS PSUs.

The EPS target for fiscal 2021 was $5.40. We achieved EPS of $5.99, calculated using a constant tax rate and share count approved at the time of grant, resulting in an achievement percentage of above target but capped at 100%. These shares are considered earned but not vested. Vesting will occur at the end of the 3-year performance period.

Time-Based Equity Award

The fiscal 2021 RSUs granted to our NEOs vest over three years. The awards vest 1/3 after one year and quarterly for the next two years thereafter subject to the NEO’s continued service through each vesting date.

Annual equity awards granted to our NEOs during fiscal 2021 are set forth in the table above.

46	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Our stock ownership guidelines require all executive officers and directors to maintain a significant equity investment in Lumentum based upon a multiple of his or her base salary or annual cash retainer, respectively.

Title	Ownership Requirement
CEO	5x base salary
All Other Executive Officers	2x base salary
Directors	3x annual cash retainer

Shares owned outright, unvested and vested restricted stock and restricted stock units, and any stock options exercisable within 60 days count toward the ownership requirements. These ownership levels must be attained within five years from the date of initial election or appointment to the board of directors, in the case of non-employee directors, or within five years following appointment as an executive officer. At the time the Compensation Committee reviewed the policy in May 2021, all directors and executive officers were in compliance or on track to achieve compliance with the guidelines.

Post-Employment Compensation

Our NEOs are provided certain protections in the event of their termination of employment under specified circumstances, including following a change in control of the Company. We believe that these protections serve our retention objectives by helping our NEOs maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company. In September 2021, the Compensation Committee, in consultation with Semler Brossy, reviewed market practices and our retention goals for our NEOs and the Board of Directors and Compensation Committee made certain amendments to their severance and change in control-related benefits. See “Employment Agreement with Mr. Lowe” and “2015 Change in Control and Severance Benefits Plan, as amended” sections below.

Hedging and Pledging Policy

In addition to forbidding the trading of securities (of Lumentum or otherwise) on material nonpublic information, our insider trading policy strictly prohibits hedging or pledging of our securities, as well as engaging in any other derivative securities transaction, using our securities as collateral for loans, and holding our securities in margin accounts.

Clawback Policy

The Compensation Committee approved a clawback policy in August 2016 that allows our board of directors the discretion to recover cash incentive plan awards and performance-based equity awards that are earned based on financial results, if those results are restated within three years of being earned as a result of fraudulent or illegal conduct. The policy covers our executive officers.

Federal Income Tax Consequences

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits the deductibility of compensation paid by most publicly held companies to certain of their executive officers and other covered employees to $1,000,000 per year. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible. The Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m) of the Code when it believes that such payments are appropriate to attract, retain or motivate executive talent.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis section and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 3, 2021.

The Compensation Committee:

Brian J. Lillie (Chair)
Isaac H. Harris
Ian S. Small

47

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by or paid to each of our NEOs for the fiscal year ended July 3, 2021 and, to the extent required under the SEC executive compensation rules, the fiscal years ended June 27, 2020 and June 29, 2019.

Name and Principal Position	Year	Salary ($)(1)	Stock Award ($)(2)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Alan Lowe	2021	806,402	8,565,127		923,160	5,000	10,299,689
President and Chief Executive Officer	2020	800,000	8,216,342		1,319,152	4,000	10,339,494
	2019	784,615	7,739,621		796,704	4,800	9,325,740
Wajid Ali(5)	2021	503,210	3,084,448		461,580	—	4,049,238
Executive Vice President, Chief Financial Officer	2020	500,000	3,147,999		659,576	—	4,307,575
	2019	182,692	6,201,091	1,000,000	250,000	333	7,634,116
Vincent Retort	2021	513,975	3,772,665		461,165	5,000	4,752,805
Chief Operations Officer and Executive Vice President	2020	495,073	3,722,884		658,982	4,000	4,880,940
	2019	478,846	3,380,290		386,401	4,000	4,249,538
Jason Reinhardt	2021	463,988	2,243,188		377,650	5,000	3,089,826
Executive Vice President, Global Sales and Product	2020	438,931	2,080,393		554,287	4,000	3,077,611
	2019	430,000	1,915,388		441,876	4,400	2,791,664
Judy Hamel	2021	436,444	1,520,478		342,492	5,000	2,313,414
Senior Vice President, General Counsel and Secretary	2020	416,616	1,259,211		489,405	4,000	2,169,232
	2019	393,846	1,272,938		239,011	4,400	1,910,195
(1)	Actual salary earned during fiscals 2021, 2020, or 2019, as applicable.
(2)

Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718. The amounts shown include PSU awards which are calculated based on achievement at target. Assuming the highest level of performance is achieved under the applicable performance measures for 2021 PSUs, the maximum possible value of the PSUs using the fair value of our common stock on the date that such awards were granted for accounting purposes is: for fiscal 2021 PSUs, $8,211,730 (Mr. Lowe), $2,955,922 (Mr. Ali), $3,615,558 (Mr. Retort), $2,149,714 (Mr. Reinhardt), and $1,465,833 (Ms. Hamel); 2020 PSUs, $8,418,853 (Mr. Lowe), $3,227,172 (Mr. Ali), $3,816,520 (Mr. Retort), $2,132,715 (Mr. Reinhardt), and $1,290,939 (Ms. Hamel); and for fiscal 2019 PSUs, $6,978,755 (Mr. Lowe), $3,117,554 (Mr. Retort), $1,766,513 (Mr. Reinhardt), and $935,210 (Ms. Hamel). No PSUs were awarded to Mr. Ali in fiscal 2019.

(3)	Non-Equity Incentive Plan Compensation for fiscals 2021, 2020, and 2019 was paid pursuant to the Lumentum Cash Incentive Plan. See “Annual Cash Incentive Plan” for an additional discussion.
(4)	All amounts represent 401(k) matching and HSA employer matching contributions by Lumentum.
(5)	Mr. Ali joined the Company in February 2019. The amount in the “Bonus” column represents a one-time sign on bonus paid to him pursuant to his offer letter.

48	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2021 Grants of Plan-Based Awards Table

The following table sets forth information with respect to plan-based compensation in fiscal 2021 to each NEO, including cash incentive opportunities under the CIP and equity in the form of RSUs and PSUs. The terms of the CIP opportunities are described in “Compensation Discussion and Analysis – Annual Cash Incentive,” and the material terms of the equity awards are described in “Compensation Discussion and Analysis – Equity Incentive Awards”. See “Compensation Discussion and Analysis” for a description of the material factors necessary to an understanding of the information disclosed below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alan Lowe		N/A	400,000	800,000	1,600,000
		8/19/2020							49,390	4,282,607
		8/19/2020				8,149	32,597	61,119		2,826,486
		8/19/2020				4,198	16,792	33,584		1,456,034
Wajid Ali		N/A	200,000	400,000	800,000
		8/19/2020							17,786	1,542,224
		8/19/2020				2,965	11,858	22,233		1,028,207
		8/19/2020				1,482	5,928	11,856		514,017
Vince Retort		N/A	200,000	400,000	800,000
		8/19/2020							21,754	1,886,289
		8/19/2020				3,626	14,503	27,193		1,257,555
		8/19/2020				1,813	7,252	14,504		628,821
Jason Reinhardt(2)	CIP	N/A	88,600	177,200	354,400
	SIP	N/A		177,200
		8/19/2020							12,935	1,121,594
		8/19/2020				2,156	8,624	16,170		747,787
		8/19/2020				1,078	4,311	8,622		373,807
Judy Hamel		N/A	148,750	297,500	595,000
		8/19/2020							8,819	764,695
		8/19/2020				1,470	5,880	11,025		509,855
		8/19/2020				735	2,940	5,880		254,927
(1)

Reflects grant date fair value of awards at target computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 2 to the Summary Compensation Table above. These amounts do not correspond to the actual value that may be realized by the NEOs.

(2)

Mr. Reinhardt’s non-equity incentive plan award is composed of two components: (i) one component based on achievement of CIP targets and (ii) one component based on achievement of a revenue target under the Sales Incentive Plan, of which there are no minimum or maximum award amounts.

49

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards and applicable market values at the end of fiscal 2021.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(7)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Alan Lowe	8/19/2020			32,597	(2)	2,720,872
	8/19/2020			16,792	(3)	1,401,628
	11/14/2019			22,722	(4)	1,896,605
	8/22/2019			18,935	(5)	1,580,504
	11/9/2018			5,197	(6)	433,794
	8/19/2020	49,390	4,122,583
	8/22/2019	28,400	2,370,548
	8/28/2018	5,196	433,710
Wajid Ali	8/19/2020			11,858	(2)	989,787
	8/19/2020			5,928	(3)	494,810
	11/13/2019			8,710	(4)	727,024
	8/22/2019			7,258	(5)	605,825
	8/19/2020	17,786	1,484,597
	8/22/2019	10,886	908,654
	2/15/2019	5,538	462,257
	2/15/2019	24,924	2,080,406
Vince Retort	8/19/2020			14,503	(2)	1,210,565
	8/19/2020			7,252	(3)	605,324
	11/13/2019			10,301	(4)	859,824
	8/22/2019			8,584	(5)	716,506
	11/8/2018			2,227	(6)	185,887
	8/19/2020	21,754	1,815,806
	8/22/2019	12,875	1,074,676
	8/28/2018	2,227	185,888
Jason Reinhardt	8/19/2020			8,624	(2)	719,845
	8/19/2020			4,311	(3)	359,839
	11/13/2019			5,756	(4)	480,453
	8/22/2019			4,796	(5)	400,322
	11/8/2018			1,262	(6)	105,339
	8/19/2020	12,935	1,079,684
	8/22/2019	7,195	600,567
	8/28/2018	1,262	105,339
Judy Hamel	8/19/2020			5,880	(2)	490,804
	8/19/2020			2,940	(3)	245,402
	11/13/2019			3,484	(4)	290,809
	8/22/2019			2,903	(5)	242,313
	11/8/2018			668	(6)	55,758
	8/19/2020	8,819	736,122
	8/22/2019	4,352	363,261
	2/6/2019	1,383	115,439
	8/28/2018	668	55,758
(1)

Amounts reflecting market value of RSUs and PSUs are based on the price of $83.47 per share, which was the closing price of our common stock as reported on NASDAQ on July 2, 2021, the last trading day of our most recent fiscal year. The PSUs are calculated based on achievement at 100% of target.

(2)

PSUs that vest based on the Company’s performance in fiscal 2021 relative to strategic and corporate social responsibility metrics and a gross margin target set by the Compensation Committee. The PSU share amounts and values in the table above are calculated based on achievement at target. The actual number of shares that vested was based on achievement of performance metrics of 122% plus a modifier of 25% for achievement of gross margin target, for attainment of 152.5%. One-third of the PSUs vest on the first anniversary of the grant date, and the remainder of the units in equal quarterly installments for two years thereafter.

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COMPENSATION DISCUSSION AND ANALYSIS

(3)

PSUs that vest based on the Company’s performance in fiscals 2021, 2022 and 2023 and cumulative performance for fiscals 2021, 2022 and 2023, in each case relative to EPS targets set by the Compensation Committee. The PSU share amounts and values in the table above are based on achievement at targets. These PSUs vest on the third anniversary of the grant date.

(4)

PSUs that vest based upon the Company’s performance in fiscals 2020, 2021 and 2022 and cumulative performance for fiscals 2020, 2021 and 2022, in each case relative to EPS targets set by the Compensation Committee. The PSU share amounts and values in the table above are based on achievement at targets. These PSUs vest on the third anniversary of the grant date.

(5)

PSUs that vest based upon the Company’s performance in fiscal 2020 relative to a revenue target set by the Compensation Committee. The PSU share amounts and values in the table above reflect 93.5% of the original number of shares granted based on achievement below performance targets. One-third of the PSUs vest on the first anniversary of the grant date, and the remainder of the units in equal quarterly installments for two years thereafter.

(6)

PSUs that vest based upon the Company’s performance in fiscal 2019 relative to a revenue target set by the Compensation Committee. The actual number of shares reflect 98.86% of the original number of shares granted based on achievement of performance targets of 88.96% plus an increase of 10% for a modifier based on achievement of strategic objectives approved by the Compensation Committee. One-third of the PSUs vest on the first anniversary of the grant date, and the remainder of the units in equal quarterly installments for two years thereafter.

(7)	Time-based RSUs that vest 1/3 of the awarded units on the first anniversary of the grant date and the remainder of the units in equal quarterly installments for two years thereafter.

Stock Vested in 2021

The following table sets forth information on vesting of equity awards during fiscal 2021 for each NEO. The table includes: (i) the number of shares received from the vesting of RSUs and PSUs and (ii) the aggregate dollar value realized upon the vesting of such RSUs and PSUs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alan Lowe	115,699	9,848,235
Wajid Ali	65,362	5,547,283
Vincent Retort	51,392	4,374,262
Jason Reinhardt	28,682	2,440,446
Judy Hamel	20,055	1,670,494
(1)	Represents the amounts realized based on the product of the number of shares acquired and the closing price of our Common Stock on NASDAQ on the vesting date.

CEO Pay Ratio

Our CEO pay ratio is calculated in accordance with Item 402(u) of Regulation S-K and provides a reasonable estimate of the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees other than the CEO.

CEO total compensation as reported in Summary Compensation Table:	$10,299,689
Median employee annual total compensation:	$23,477
Ratio of our CEO to median employee:	439 to 1

We used the methodology, assumptions and estimates described below to determine the annual total compensation of the “median employee”:

●	We identified the median employee by reviewing the fiscal 2021 salary (or wages plus overtime and other compensation components, as applicable) and annual cash bonus paid to all employees worldwide as of July 3, 2021.
●	We included employees working on a full-time, part-time, or interim basis, as well as contractual employees (as determined by the legal framework in a particular jurisdiction for contractual status).
●	We annualized the base salary, but not the cash incentive paid for the fiscal year, for any full-time employees who were hired in fiscal 2021 but did not work for us for the entire fiscal year.
●	Cost of living adjustments were not applied.
●	For employees not paid in U.S. dollars, we applied a local currency-to-U.S. dollar exchange rate from Bloomberg on the last business day of the fiscal year.
●	Annual total compensation for the median employee was then calculated using the same methodology we use for calculating CEO pay as outlined in the Summary Compensation Table.

51

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

Aside from our 401(k) Plan, we do not maintain any pension plan or retirement arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.

Employment Agreement with Mr. Lowe

Lumentum entered into an employment agreement with Alan Lowe in August 2015, which was amended and restated in September 2021. The amended employment agreement has a term of three years from September 1, 2021 and automatically renews for one year terms unless either party provides written notice of non-renewal at least 90 days prior to the end of the term. The employment agreement generally provides Mr. Lowe an annual base salary, an annual target bonus, and equity awards. The amended agreement makes Mr. Lowe eligible to participate in the employee benefit plans maintained by Lumentum or its subsidiary, Lumentum Operations LLC (the “LLC”), and generally applicable to the senior executives of the Company. The employment agreement also provides Mr. Lowe lump sum cash payments and vesting acceleration of outstanding Lumentum equity awards under certain terminations of his employment. For additional information concerning Mr. Lowe’s change of control benefits, see “Potential Payments Upon a Termination or Change in Control”.

CEO Change in Control and Termination Benefits

If Mr. Lowe’s employment is terminated without “cause,” he resigns for “good reason,” (each as defined in his employment agreement) or his employment terminates due to death or disability, during a period between a potential change in control date and ending 18 months following the consummation of a change in control (the “Coverage Period”), Mr. Lowe will receive from the Company (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	a lump sum cash payment of 200% of his base salary for the year in which his employment is terminated plus 200% of the greater of his target annual bonus for the year in which his employment terminated or the mean average of his annual bonuses paid in the 3 years preceding the year in which his employment was terminated,
(ii)	vesting acceleration of 100% of Mr. Lowe’s outstanding Lumentum equity awards (including accelerated vesting of any performance-based awards at actual achievement for completed performance periods and at 100% of the target achievement level for uncompleted performance periods) (effective the later of the date of termination or the date of the consummation of the change in control), and
(iii)	a lump sum cash payment of 24 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

If Mr. Lowe’s employment is terminated without “cause,” or he resigns for “good reason”, in either case, outside the Coverage Period, he will receive (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	a lump sum cash payment equal to 200% of his base salary for the year in which his employment is terminated and 200% of the greater of his target annual bonus for the year of termination or the average of annual bonus paid in the 3 years preceding the year of termination,
(ii)	acceleration of Mr. Lowe’s outstanding time-based Lumentum equity awards such that Mr. Lowe will be vested in the number of Lumentum time-based equity awards that Mr. Lowe would have been vested in had Mr. Lowe remained continuously employed for an additional 12 months following the termination date, and acceleration of performance-based equity awards as follows:
a)	if Mr. Lowe’s termination date occurs before the end of the applicable performance period that relates to a portion of a performance-based equity award, then acceleration of vesting is the product of (i) the target number of units or shares subject to such portion of the performance-based equity award, as applicable, multiplied by (ii) the quotient derived from the number of full months that Mr. Lowe remained in continuous service from the beginning of the performance period through termination date, over the total months from the beginning of the performance period through the end of the applicable vesting period for such portion, plus
b)	if Mr. Lowe’s termination date occurs on or after the end of the applicable performance period that relates to a portion of a performance-based equity award, then acceleration of vesting is the number of units or shares subject to such portion of the performance-based equity award, as applicable, which have been earned, but not yet vested as of the termination date (or in the event that the determination of the achievement for such completed performance period has not yet been approved by the compensation committee as of the termination date, then the number of units or shares subject to such earned award that will be earned as of the date the compensation committee determines the achievement of the performance objective for such performance period), and

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COMPENSATION DISCUSSION AND ANALYSIS

(iii)	a lump sum cash payment equal to 18 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

If Mr. Lowe’s employment is terminated due to his death or disability outside the Coverage Period (subject to Mr. Lowe (or his successor) signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	vesting acceleration of 100% of Mr. Lowe’s outstanding Lumentum equity awards (including accelerated vesting of any performance-based awards at actual achievement for which the applicable performance period has been completed, or at 100% of the target achievement level for performance periods that are not completed).

2015 Change in Control and Severance Benefits Plan, as amended

In April 2015, the board of directors of Viavi approved the Lumentum 2015 Change in Control and Severance Benefits Plan (the “Lumentum CIC Plan”), which was last amended by the Lumentum Compensation Committee in September 2021. Pursuant to the plan, eligible executives, including the NEOs (except for the CEO), will receive cash payments, COBRA reimbursements, and accelerated vesting of options, restricted stock units and other securities under the following circumstances.

In the event an eligible executive’s employment is terminated without “cause” (as defined in the Lumentum CIC Plan) or the eligible executive resigns for “good reason” (as defined in the Lumentum CIC Plan), in either case, occurring outside the date beginning on the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, the eligible executive will be entitled to receive from the Company (subject to the executive signing and not revoking a release of claims that become effective in accordance with the Lumentum CIC Plan):

(i)	accelerated vesting of unvested Lumentum time-based equity awards held at the time of termination as to the number of shares that otherwise would vest over the nine-month period following the termination date, and acceleration of performance-based equity awards as follows:
a)	if an eligible executive’s termination date occurs before the end of the applicable performance period that relates to a portion of a performance-based equity award, then acceleration of vesting as to the product of (i) the target number of units or shares subject to such portion of the performance-based equity award, as applicable, multiplied by (ii) the quotient derived from the number of full months the eligible executive remained in continuous service from the beginning of the performance period through termination date, over the total months from the beginning of the performance period through the end of the applicable vesting period for such portion, plus
b)	if an eligible executive’s termination date occurs on or after the end of the applicable performance period that relates to a portion of a performance-based equity award, then acceleration of vesting is the number of units or shares subject to such portion of the performance-based equity award, as applicable, which have been earned, but not yet vested as of the termination date (or in the event that the determination of the achievement for such completed performance period has not yet been approved by the compensation committee as of the termination date, then the number of units or shares subject to such earned award that will be earned as of the date the compensation committee determines the achievement of the performance objective for such performance period).
(ii)	a lump sum payment (less applicable tax and other withholdings) equal to 12 months of base salary plus 100% of the greater of the eligible executive’s target annual bonus for the year in which employment terminated or the mean average of the eligible executive’s annual bonuses paid in the 3 years preceding the year in which employment was terminated, and
(iii)	reimbursement of COBRA premiums for the lesser of 12 months or the maximum allowable COBRA period.

In the event of a qualifying termination (as defined below), each of the eligible executives will be entitled to receive:

(i)	accelerated vesting of outstanding Lumentum equity awards (including accelerated vesting of any performance-based awards at actual achievement for completed performance periods and at 100% of the target achievement level for uncompleted performance periods) (effective as of the later of the date of termination or the date of the consummation of the change in control),
(ii)	a lump sum payment (less applicable tax and other withholdings) equal to two years’ base salary plus 200% of the greater of the eligible executive’s target annual bonus for the year in which employment terminated or the mean average of the eligible executive’s annual bonuses paid in the 3 years preceding the year in which employment was terminated, and
(iii)	reimbursement of COBRA premiums for the lesser of 18 months or the maximum allowable COBRA period.

A qualifying termination under the Lumentum CIC Plan is (i) any involuntary termination without cause or resignation for good reason during the period beginning upon the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, or (ii) any termination due to disability or death occurring within 12 months following a change in control of Lumentum.

53

COMPENSATION DISCUSSION AND ANALYSIS

A change in control of Lumentum includes the acquisition by any person of more than 50% of the fair market value or voting power of outstanding Lumentum voting stock, a merger of Lumentum unless the Lumentum stockholders retain more than 50% of the voting power of the securities of the surviving entity and the Lumentum directors constitute a majority of the surviving entity’s board of directors, or a sale of substantially all of the assets of Lumentum.

In the event an eligible executive’s employment is terminated due to death or disability outside of a change in control period, (subject to the executive, or their successor, signing and not revoking a release of claims that becomes effective in accordance with the agreement), the eligible executive will receive vesting acceleration of 100% of outstanding Lumentum equity awards (including accelerated vesting of any performance-based awards at actual achievement for which the applicable performance period has been completed, or at 100% of target achievement level for performance periods that are not completed).

Eligible executives are those employed in the United States, Canada, United Kingdom or Thailand who are (i) the Chief Executive Officer, (ii) an Executive Vice President, (iii) a Senior Vice President, (iv) a Section 16 “Officer” within the meaning of 17 C.F.R. § 240.16a-1(f) or (v) designated in writing by the Chief Executive Officer as being an Eligible Executive, subject to subsequent review and ratification by the Compensation Committee at its discretion. Mr. Lowe does not participate in this plan, and instead is covered under his employment agreement, as described above.

The Lumentum CIC Plan is administered by the Compensation Committee of our board of directors.

Potential Payments upon a Termination or Change in Control

The following table describes potential payments and benefits that would have been received or receivable by each NEO if employment had been terminated under various circumstances on July 3, 2021, the last day of our most recent fiscal year, but under the Lumentum CIC Plan as amended in September 2021 and under the Amended and Restated CEO Agreement with respect to Mr. Lowe. For equity awards, we used a price per share of $83.47, the closing stock price on July 2, 2021, the last trading day of our most recent fiscal year.

			Before Change in Control	Within Change in Control Period
Name	Benefit	Termination upon Death or Disability outside Change in Control period ($)	Termination w/o Cause or for Good Reason ($)(1)	Termination w/o Cause or for Good Reason ($)(2)
Alan Lowe	Salary	0	1,600,000	1,600,000
	Bonus	0	2,079,821	2,079,821
	Equity Awards	16,281,324	10,498,105	16,281,324
	COBRA	0	41,217	54,956
	Total	16,281,324	14,219,143	20,016,101
Wajid Ali	Salary	0	500,000	1,000,000
	Bonus	0	659,576	1,319,152
	Equity Awards	8,233,648	5,574,127	8,233,648
	COBRA	0	22,268	33,402
	Total	8,233,648	6,755,971	10,586,202
Vincent Retort	Salary	0	500,000	1,000,000
	Bonus	0	514,435	1,028,870
	Equity Awards	7,241,356	4,022,252	7,241,356
	COBRA	0	21,755	32,633
	Total	7,241,356	5,058,442	9,302,859
Jason Reinhardt	Salary	0	443,000	886,000
	Bonus	0	493,103	986,207
	Equity Awards	4,201,963	2,322,887	4,201,963
	COBRA	0	22,269	33,404
	Total	4,201,963	3,281,259	6,107,574
Judy Hamel	Salary	0	425,000	850,000
	Bonus	0	321,692	643,895
	Equity Awards	2,836,895	1,597,950	2,836,895
	COBRA	0	16,131	24,196
	Total	2,836,895	2,360,773	4,354,986
(1)	Mr. Lowe’s benefits in this column represent (a) a cash payment equivalent to 200% of his annual base salary as of the date of termination of employment; (b) 200% of the greater of his target annual bonus for the year of termination or the average of annual bonuses paid in the three years preceding the year of termination; (c) accelerated vesting of any unvested time-based equity awards held at the time of termination that would have vested over the 12 months

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COMPENSATION DISCUSSION AND ANALYSIS

following the termination date and acceleration of performance-based awards under the methodology described under the “Employment Agreement with Mr. Lowe” section above; and (d) a cash payment equal to 18 times the monthly health insurance continuation premiums. For the NEOs other than Mr. Lowe, the benefits in the column represent (a) a cash payment equivalent to 12 months of their annual base salary as of the date of termination of employment; (b) 100% of the greater of the target annual bonus for the year of termination or the average annual bonus paid in the three years preceding the year of termination; (c) accelerated vesting of any unvested equity awards held at the time of termination that would have vested over the 9 months following the termination date and acceleration of performance-based awards under the methodology described under the “2015 Change in Control and Severance Benefits Plan, as amended” section above, and (d) reimbursement of COBRA premiums for up to 12 months.
(2)	All benefits in this column except for Mr. Lowe’s represent (a) accelerated vesting of any unvested equity awards held at the time of termination (including accelerated vesting of any performance-based awards under the methodology described under the “Employment Agreement with Mr. Lowe” section above), (c) a cash payment equal to two years’ base salary, and (d) reimbursement of COBRA premiums for up to 18 months. Mr. Lowe’s benefits in this column represent (w) a cash payment equivalent to two times his annual base salary as of the date of termination; (x) two times the greater of his target annual bonus for the year of termination or the mean average of his annual bonuses paid in the 3 years preceding the year of termination; (y) accelerated vesting of unvested equity awards which have been granted or issued as of the date of termination of his employment (including accelerated vesting of performance-based awards under the methodology described under the “Change in Control Benefits Plan as amended” section above); and (z) a cash payment equal to 24 times the monthly health insurance continuation premiums. Mr. Lowe’s employment agreement and the Lumentum CIC Plan also provides for these benefits if a termination due to death or disability occurs within twelve months following a change in control.

Equity Compensation Plan Information

The following table sets forth information about shares of Lumentum’s common stock that may be issued under Lumentum’s equity compensation plans, including compensation plans that were not approved by Lumentum’s stockholders, if any. Information in the table is as of July 3, 2021.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,033,602	0	2,313,253
Equity compensation plans not approved by security holders		0
Total(2)	2,033,602	0	2,313,253
(1)	As of July 3, 2021, there are no options or RSAs outstanding. There is no exercise price for RSUs.
(2)	This table does not include equity awards that have been assumed by the Company in connection with the acquisition of other companies. As of July 3, 2021, the following assumed equity awards were outstanding: 2,627 shares issuable upon exercise of outstanding options and 101,422 shares subject to RSUs. The weighted average exercise price of such outstanding options was $13.31 per share. No additional equity awards may be granted under any assumed arrangement.

55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reports the number of shares of our common stock beneficially owned as of August 31, 2021 by (i) all persons who are known to us to be beneficial owners of five percent or more of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of August 31, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 72,605,166 shares of our common stock outstanding as of August 31, 2021. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Lumentum Holdings Inc., 1001 Ridder Park Drive, San Jose, California 95131.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned
5% or more Stockholders	Number	Percentage
Wellington Management Group LLP(1)	8,067,632	11.1%
The Vanguard Group, Inc.(3)	7,160,533	9.9%
BlackRock Fund Advisors(2)	6,570,179	9.0%
Directors and Named Executive Officers
Alan S. Lowe	27,853	*
Harold L. Covert	10,000	*
Penelope A. Herscher	41,160	*
Isaac H. Harris	—	*
Brian J. Lillie	9,553	*
Julia S. Johnson	10,500	*
Ian S. Small	9,652	*
Janet S. Wong(4)	747	*
Wajid Ali	—	*
Vincent Retort	42,289	*
Jason Reinhardt	46,607	*
Judy Hamel	19,276	*
All directors and executive officers as a group (12 persons)	217,637	*
*	Indicates ownership of less than 1% of our common stock.
(1)	Based solely on a Schedule 13G/A filing made by Wellington Management Group LLP on February 4, 2021, reporting shared voting power over 6,364,246 shares and shared dispositive power over 8,067,632 shares for each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, and shared voting power over 5,801,300 shares and shared dispositive power over 6,771,280 shares for Wellington Management Company LLP. The address for each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(2)	Based solely on a Schedule 13G/A filing made by BlackRock Inc. on February 5, 2021, reporting sole voting power over 6,295,583 shares and sole dispositive power over 6,570,179 shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.
(3)	Based solely on a Schedule 13G/A filing made by The Vanguard Group on February 10, 2021, reporting shared voting power over 51,350 shares, sole dispositive power over 7,048,584 shares, and shared dispositive power over 111,949 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Includes 747 shares issuable upon the vesting of RSUs within 60 days of August 31, 2021.

56	2021 Proxy Statement

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were, or are to be, a participant, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Relationships and Related Persons Transactions

Jeff von Richter, the brother-in-law of Alan Lowe, our President and Chief Executive Officer, is employed by the Company as a Supply Chain Manager. Mr. Lowe is not involved in decisions regarding Mr. von Richter. Mr. von Richter received total compensation in fiscal 2021 in the amount of approximately $278,383, including salary, bonus, 401(k) matching and equity awards, and he is eligible to participate in employee benefit plans generally available to our employees.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our Audit Committee is to consider the relevant facts and circumstances available to our Audit Committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will be deemed to be pre-approved by our Audit Committee, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total revenues, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the chair of our Audit Committee may approve the transaction and the transaction may be ratified by our Audit Committee in accordance with our formal written policy.

57

OTHER MATTERS

Note About Forward-Looking Statements

Various statements in this Proxy Statement, including estimates, projections, objectives and expected results, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are generally identified by the words “believe,” “expect,” “anticipate,” “intend,” “opportunity,” “plan,” “project,” “will,” “should,” “could,” “would,” “likely” and similar expressions and include statements about our strategies, markets, business and opportunities. Forward-looking statements are based on current assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including the risks and uncertainties discussed in Item 1A – Risk Factors of the Form 10-K for the fiscal year ended July 3, 2021 included in the Annual Report provided with our proxy materials as well as our other filings with the Securities and Exchange Commission. We undertake no obligation to update, or revise publicly, any forward-looking statements.

Fiscal 2021 Annual Report and SEC Filings

Our financial statements for our fiscal year ended July 3, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our Annual Report are posted on our website at www.lumentum.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Lumentum Holdings Inc., Attention: Investor Relations, 1001 Ridder Park Drive, San Jose, California 95131.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, you are urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Jose, California
September 30, 2021

58	2021 Proxy Statement

APPENDIX A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Compensation Discussion and Analysis section (“CD&A”) of this Proxy Statement contains non-GAAP financial measures for gross margin and operating margin. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. Specifically, the Company believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such operating performance. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this Proxy Statement should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Further, these non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.

Non-GAAP gross margin and non-GAAP operating margin exclude (i) stock-based compensation, (ii) inventory write-downs and fixed asset impairment due to cancelled programs, plans to exit certain lines of business and other costs and contingencies unrelated to current and future operations, (iii) acquisition and disposition related costs, (iv) integration related costs, (v) amortization of acquired intangibles, (vi) amortization of fair value adjustments, (vii) restructuring and related charges, (viii) non-cash interest expense, (ix) foreign exchange (gains) losses, net, (x) impairment charges, (xi) transferring product lines to Thailand, (xii) excess and obsolete inventory charges driven by the decline in demand from Huawei, (xiii) certain expenses related to the COVID-19 outbreak, and (xiv) non-cash income tax provision impacts. The presentation of these and other similar items in Lumentum’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

A quantitative reconciliation between GAAP and non-GAAP financial data with respect to historical periods is included in the table below.

	Fiscal 2021	Fiscal 2020	Fiscal 2019	Fiscal 2018	Fiscal 2017
Gross Margin on GAAP basis	44.9%	38.7%	27.2%	34.6%	31.8%
Stock-based compensation	1.1%	1.0%	1.0%	1.0%	0.7%
Other charges	1.3%	3.2%	4.9%	3.0%	1.5%
Amortization of acquired intangibles	3.5%	3.3%	3.0%	0.3%	0.6%
Restructuring and related charges	0.0%	0.3%	3.5%	0.0%	0.0%
Adjusted Gross Margin	50.9%	46.5%	39.5%	38.9%	34.7%
Income (loss) from operations on GAAP basis	30.2%	12.2%	-1.4%	11.2%	4.8%
Stock-based compensation	5.3%	4.3%	4.5%	3.8%	3.3%
Acquisition related costs(1)	(11.9)%	0.0%	1.0%	0.4%	0.0%
Other charges	1.7%	4.3%	5.4%	3.6%	2.5%
Impairment charges	0.0%	0.3%	2.0%	0.0%	0.0%
Amortization of fair value adjustments	0.0%	0.3%	3.5%	0.0%	0.0%
Amortization of acquired intangibles	4.9%	4.7%	3.5%	0.3%	0.7%
Restructuring and related charges	0.4%	0.5%	2.0%	0.6%	1.2%
Income (loss) from operations on non-GAAP basis	30.8%	26.6%	20.5%	19.7%	12.4%
Net income (loss) per share on GAAP basis	$5.07	$1.75	$(0.54)	$3.82	$(1.71)
Net income per share on non-GAAP basis	$5.84	$4.95	$4.25	$3.82	$1.94
Shares used in per share calculation - diluted on GAAP basis	78.4	77.6	70.7	63.3	60.6
Non-GAAP adjustment	0	0	0.6	0.0	1.0
Effect of diluted securities from Series A Preferred Stock	0	0	0.5	1.5	1.5
Shares used in per share calculation - diluted on non-GAAP basis	78.4	77.6	71.8	64.8	63.1

(1)	For the twelve months ended July 3, 2021, we recorded a $217.6 million gain related to the receipt of a termination fee from Coherent, Inc. in March 2021 as a result of the termination of our merger agreement. The gain was offset by $10.1 million of Coherent acquisition related changes.

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APPENDIX B

2015 Equity Incentive Plan

(As Amended and Restated __________, 2021)

1.

Establishment and Purpose of the Plan. The Lumentum Holdings, Inc. Amended and Restated 2015 Equity Incentive Plan was originally adopted effective as of June 23, 2015. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)

“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)

“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)	“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f)	“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)	“Board” means the Board of Directors of the Company.

(h)

“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i)	“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)

the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)

a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

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(j)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(k)	“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l)	“Common Stock” means the common stock of the Company.

(m)	“Company” means Lumentum Holdings, Inc., a Delaware corporation.

(n)

“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o)

“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)

“Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q)	“Corporate Transaction” means any of the following transactions:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)	the complete liquidation or dissolution of the Company;

(iv)

any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)

acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r)	“Director” means a member of the Board or the board of directors of any Related Entity.

(s)

“Disability” means a disability as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the foregoing, Section 409A Deferred Compensation payable pursuant to the Plan on account of the Disability of a Grantee shall be paid only if and when such Grantee has become disabled within the meaning of Section 409A.

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APPENDIX B

(t)	“Dividend Equivalent Right” means a right entitling the Grantee to compensation or to a credit for the account of such Grantee measured by cash dividends paid with respect to Common Stock.

(u)

“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(v)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)	“Fair Market Value” means, as of any date, the value of one share of Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sale price of a Share as quoted on such exchange or system on the date of determination (or, if no closing sale price was reported on that date, on the last trading date such closing sale price was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable, provided that, if applicable, the Fair Market Value of a Share shall be determined in a manner that complies with Section 409A; or

(iii)	In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x)

“Full Value Award” means the grant of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant.

(y)	“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z)

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa)	“Incentive Stock Option” means an Option intended to qualify, and which does qualify, as an incentive stock option within the meaning of Section 422 of the Code.

(bb)	“Non-Qualified Stock Option” means an Option not intended to qualify, or which does not qualify, as an Incentive Stock Option.

(cc)

“JDS Uniphase Corporation Separation” means the spin-off of the Company from JDS Uniphase Corporation pursuant to that certain Separation and Distribution Agreement between the Company and JDS Uniphase Corporation.

(dd)	“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee)	“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ff)	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

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(gg)

“Performance Award Formula” means a formula or table established by the Administrator which provides the method of determining the compensation payable pursuant to an Award based on one or more levels of attainment of specified Performance Criteria measured as of the end of the applicable Performance Period. A Performance Award Formula may include a minimum, maximum, target level and intermediate levels of Performance Criteria, with the final value of an Award determined by applying the Performance Award Formula to the specified Performance Criteria level attained during the applicable Performance Period. A target level of performance may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Administrator.

(hh)

“Performance Criteria” means any one of, or combination of, the following: (i) share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) net income, (xiii) cash flow, (xiv) revenue, (xv) expenses, (xvi) earnings before any one or more of share-based compensation expense, interest, taxes, depreciation and amortization, (xvii) economic value added, (xviii) market share, (xix) personal management objectives, (xx) product development, (xxi) completion of an identified special project, (xxii) completion of a joint venture or other corporate transaction, and (xxiii) other measures of performance selected by the Administrator. Performance Criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Administrator prior to the grant of the applicable Award. As specified by the Administrator, Performance Criteria may be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes, one or more Subsidiaries or such division or other business unit of any of them selected by the Administrator. Performance Criteria may be measured relative to a peer group or index, as specified by the Administrator. Unless otherwise determined by the Administrator prior to the grant of the applicable Award, the Performance Criteria shall be calculated excluding the effect (whether positive or negative) on the Performance Criteria of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the Performance Criteria applicable to the Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award.

(ii)	“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(jj)	“Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Criteria established by the Administrator.

(kk)

“Performance Units” means an Award which may be earned in whole or in part based upon attainment of Performance Criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ll)	“Plan” means this 2015 Equity Incentive Plan, as may be amended from time to time.

(mm)

“Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(nn)

“Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(oo)

“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(pp)	“Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.

(qq)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(rr)	“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

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APPENDIX B

	(ss)	“Section 409A” means Section 409A of the Code.

	(tt)	“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

	(uu)	“Share” means a share of the Common Stock.

	(vv)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Shares Subject to the Plan.

	(a)	Maximum Number of Shares Issuable. Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is [fourteen million five hundred thousand (14,500,000)] Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

	(b)	Share Counting. Any Shares subject to an Award will be counted against the numerical limits of this Section 3 as one (1) Share for every Share subject thereto. Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) or settled in cash shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company for an amount not greater than their original purchase price, such Shares shall become available for future grant under the Plan. With respect to Options and SARs, the gross number of Shares subject to the Award will cease to be available under the Plan (whether or not the Award is net settled for a lesser number of Shares, or if Shares are utilized to exercise such an Award). In addition, if Shares are withheld to pay any withholding taxes applicable to an Award, then the gross number of Shares subject to such Award will cease to be available under the Plan.

	(c)	Assumption or Replacement of Awards. The Administrator may, without affecting the number of Shares reserved or available for issuance hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code; provided, however, that Shares subject to Awards issued or assumed pursuant to the Plan with respect to awards for shares of the common stock of JDS Uniphase Corporation in connection with the JDS Uniphase Corporation Separation shall reduce the aggregate number of Shares remaining available for issuance pursuant to the Plan set forth in Section 3(a).

4.	Administration of the Plan.

	(a)	Plan Administrator.

(i) Authority of Administrator. The Plan shall be administered by the Administrator. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Administrator, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

(ii) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

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	(iv)	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)	Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

	(i)	to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

	(ii)	to determine whether and to what extent Awards are granted hereunder;

	(iii)	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

	(iv)	to approve forms of Award Agreements for use under the Plan;

	(v)	to determine the terms and conditions of any Award granted hereunder;

	(vi)	to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would have a materially adverse effect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

	(vii)	to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

	(viii)	to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

	(ix)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)	Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, the Administrator shall not approve a program providing for either (i) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a Share (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (ii) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section 4(c) shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 10.

(d)	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

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APPENDIX B

5.	Eligibility.

	(a)	Persons Eligible for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

	(b)	Participation in the Plan. Awards are granted solely at the discretion of the Administrator. Eligibility to be granted an Award shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6.	Terms and Conditions of Awards.

	(a)	Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of Performance Criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

	(b)	Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

	(c)	Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any Performance Criteria established by the Administrator. Partial achievement of any specified Performance Criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

	(d)	Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

	(e)	Deferral of Award Payment. Consistent with the requirements of Section 409A, if applicable, and other Applicable Laws, the Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

	(f)	Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

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(g)	Limitations on Awards.

(i) Annual Limits. The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be 1,000,000 Shares. The maximum dollar amount that may become payable to any Grantee in any fiscal year of the Company under Performance Unit Awards or other Awards denominated in U.S. dollars shall be $20,000,000. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company, a Grantee may be granted Awards for up to an additional 1,000,000 Shares or U.S. dollar denominated Awards providing for payment in any fiscal year of the Company of up to an additional $20,000,000, which shall not count against the limits set forth in the preceding sentences of this subsection (g). The foregoing limitations shall not apply to any Awards issued to Directors who are not also Employees; instead the limitations under Section 6(g)(ii) shall apply to such Directors. In addition, the foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. If any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares or dollar amount with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(ii) Nonemployee Director Compensation Limits. No Director who is not also an Employee shall be granted within any fiscal year of the Company one or more Awards pursuant to the Plan (the value of which will be based on the Fair Market Value determined on the last trading day immediately preceding the date on which the applicable Award is granted to such Director) and be provided any other compensation (including without limitation any cash retainers or fees) which in the aggregate have a value in excess of $500,000.

(iii) Minimum Vesting. Except with respect to five percent (5%) of the maximum number of Shares issuable under the Plan pursuant to Section 3(a), no Award shall vest earlier than one year following the date of grant of such Award; provided, however, that such limitation shall not preclude the acceleration of vesting of such Award upon the death, disability, or involuntary termination of Service of the Grantee or in connection with a Corporate Transaction, as determined by the Administrator in its discretion.

(iv) Dividends, Dividend Equivalents, and Other Distributions. No dividends, Dividend Equivalents, or other distributions shall be paid with respect to any Shares underlying any Awards underlying any unvested portion of an Award.

(h)	Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)	Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Subject to the foregoing, unless otherwise specified by the Administrator in the grant of an Option or SAR, each Option and SAR shall terminate eight (8) years after the date of grant of such Award, unless earlier terminated in accordance with its provisions.

(j)	Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing but subject to Applicable Laws and local procedures, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k)	Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

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7.	Award Exercise or Purchase Price, Consideration and Taxes.

	(a)	Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

		(i)	In the case of an Incentive Stock Option:

			(A)	granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

			(B)	granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

		(ii)	In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

		(iii)	In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

		(iv)	In the case of other Awards, such price as is determined by the Administrator.

		(v)	Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

	(b)	Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

		(i)	cash;

		(ii)	check;

		(iii)	surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for such period, if any, as required by the Company to avoid adverse accounting treatment;

		(iv)	with respect to Options, by delivery of a properly executed exercise notice followed by a procedure pursuant to which (A) the Company will reduce the number of Shares otherwise issuable to the Grantee upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the Shares with respect to which the Option is exercised, and (B) the Grantee shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued;

		(v)	with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

		(vi)	any combination of the foregoing methods of payment.

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	(c)	Taxes.

(i)

Tax Withholding in General. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax (including social insurance) withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company or Related Entity employing the Grantee shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(ii)

Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or settlement of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or Related Entity employing the Grantee. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Grantee to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the Shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of the Company or Related Entity employing the Grantee and to remit an amount equal to such tax withholding obligations to such employer in cash.

8.	Exercise of Award.

	(a)	Procedure for Exercise.

(i)

Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement; provided however, that no Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option or SAR (except in the event of such Employee’s death, disability or retirement, upon a Corporate Transaction, or as otherwise permitted by the Worker Economic Opportunity Act).

(ii)

An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).

	(b)	Exercise of Award Following Termination of Continuous Active Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.

(ii)

Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)

Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.	Conditions Upon Issuance of Shares.

(a)

Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

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10.

Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company set forth in Section 6(g)(i), and in the exercise or purchase price per Share under any outstanding Award in order to prevent dilution or enlargement of Grantees’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. The Administrator in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Criteria, Performance Award Formulas and Performance Periods. The adjustments determined by the Administrator pursuant to this Section shall be final, binding and conclusive.

11.	Corporate Transactions.

(a)

Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)

Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(c)

Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option the exercisability of which is accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12.

Compliance with Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A, as determined by the Administrator in good faith, to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with any Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A. In connection with effecting such compliance with Section 409A, the following shall apply:

	(a)	Notwithstanding anything to the contrary in the Plan, to the extent required to avoid tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan on account of, and during the six (6) month period immediately following, the Grantee’s termination of Continuous Active Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s “separation from service” within the meaning of Section 409A (or the Grantee’s death, if earlier).

	(b)	Neither any Grantee nor the Company shall take any action to accelerate or delay the payment of any amount or benefits under an Award in any manner which would not be in compliance with Section 409A.

(c)

Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that any Section 409A Deferred Compensation would become payable under the Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting the Corporate Transaction would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which would result in the payment of Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Corporate Transaction as a result of the failure of the Award to be Assumed or Replaced in accordance with Section 11(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Corporate Transaction into a right to receive, in cash on the date or dates such Award would have been settled in accordance with its then existing settlement schedule, an amount or amounts equal in the aggregate to an amount which preserves the compensation element of the Award at the time of the Corporate Transaction.

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(d)

Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A.

(e)

Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any tax or penalty on any Grantee under Section 409A and neither the Company nor the Administrator will have any liability to any Grantee for such tax or penalty.

13.	Term of Plan. The Plan shall continue in effect until June 23, 2025, unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

14.	Amendment, Suspension or Termination of the Plan.

(a)

The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vii) or this Section 14(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 13, above) shall adversely affect any rights under Awards already granted to a Grantee.

15.	Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.	Rights as a Stockholder.

(a) A Grantee shall have no rights as a stockholder with respect to any Shares covered by an Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued, except as provided in Section 10 or another provision of the Plan.

(b)

During any period in which Shares acquired pursuant to an Award remain subject to vesting conditions, the Grantee shall have all of the rights of a stockholder of the Company holding shares of Common Stock, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares, subject to the limitations set forth in Section 6(g)(iv) of the Plan.

17.

Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following: (a) by delivering to the Grantee evidence of book entry shares of Common Stock credited to the account of the Grantee, (b) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (c) by delivering such Shares to the Grantee in certificate form.

18.	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

19.

No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.

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APPENDIX B

20.

No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

21.	Forfeiture Events.

(a)

The Administrator may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Continuous Active Service for Cause or any act by a Grantee, whether before or after termination of Continuous Active Service, that would constitute Cause for termination of Continuous Active Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws, including, without limitation, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(b)

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Grantee who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Grantee during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Grantee from the sale of securities of the Company during such twelve- (12-) month period.

22.

No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Related Entity’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Related Entity to take any action which such entity deems to be necessary or appropriate.

23.

Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24.

Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

72	2021 Proxy Statement

LUMENTUM HOLDINGS INC.
1001 RIDDER PARK DR.
SAN JOSE, CA 95131

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LITE2021

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D60333-P60801	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LUMENTUM HOLDINGS INC.
The Board of Directors recommends you vote FOR each of the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Penelope A. Herscher	☐	☐	☐
	1b.	Harold L. Covert	☐	☐	☐
	1c.	Isaac H. Harris	☐	☐	☐
	1d.	Julia S. Johnson	☐	☐	☐
	1e.	Brian J. Lillie	☐	☐	☐
	1f.	Alan S. Lowe	☐	☐	☐
	1g.	Ian S. Small	☐	☐	☐
	1h.	Janet S. Wong	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers	☐	☐	☐
3.	To approve the Amended and Restated 2015 Equity Incentive Plan	☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2022	☐	☐	☐
NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D60334-P60801

LUMENTUM HOLDINGS INC.
Annual Meeting of Stockholders
November 19, 2021 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alan Lowe, Wajid Ali and Judy Hamel, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of LUMENTUM HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders which will be a virtual only meeting conducted via the Internet, to be held at 8:00 AM, PST on November 19, 2021, at www.virtualshareholdermeeting.com/LITE2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side